EXHIBIT 2.13


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                       AGREEMENT AND PLAN OF ORGANIZATION

                           dated as of March 11, 1998

                                  by and among

                     VACATION PROPERTIES INTERNATIONAL, INC.

                         WHISTLER CHALETS HOLDING CORP.
            (a subsidiary of Vacation Properties International, Inc.)

                            WHISTLER CHALETS LIMITED

                                       and

                          the STOCKHOLDERS named herein
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                                TABLE OF CONTENTS
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                                                                            Page
                                                                            ----

AGREEMENT AND PLAN OF ORGANIZATION............................................1

 1. THE PURCHASE AND SALE.....................................................3
    1.1 General...............................................................3
    1.2 Intentionally Deleted.................................................3
    1.3 Intetionally Deleted..................................................3
    1.4 Certain Information With Respect to the Capital Stock
         of the COMPANY, VPI and NEWCO........................................3
 2. NEWCO STOCK...............................................................3
    2.1 Capitalization of NEWCO...............................................3
    2.2 Rights and Obligations of VPI.........................................4
    2.3 Voting Rights.........................................................9
 3. DELIVERY OF CONSIDERATION FOR STOCK PURCHASE..............................9
    3.1 Delivery of Dividend Access Shares and Cash...........................9
    3.2 Delivery of COMPANY Stock.............................................9
    3.3 Balance Sheet Test...................................................10
 4. CLOSING..................................................................10
 5. REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS...............11
    (A) Representations and Warranties of COMPANY and STOCKHOLDERS...........11
       5.1 Due Organization..................................................12
       5.2 Authority.........................................................13
       5.3 Capital Stock of the COMPANY......................................13
       5.4 Transactions in Capital Stock.....................................13
       5.5 No Bonus Shares...................................................14
       5.6 Subsidiaries......................................................14
       5.7 Predecessor Status; etc...........................................14
       5.8 Spin-off by the COMPANY...........................................14
       5.9 Financial Statements..............................................14
       5.10 Liabilities and Obligations......................................15
       5.11 Accounts and Notes Receivable....................................16
       5.12 Permits and Intangibles..........................................16
       5.13 Environmental Matters............................................17
       5.14 Personal Property................................................18
       5.15 Significant Customers............................................19
       5.16 Material Contracts and Commitments...............................19
       5.17 Real Property....................................................20
       5.18 Insurance........................................................21
       5.19 Compensation; Employment Agreements; Organized Labor Matters.....21
       5.20 Employee Plans...................................................23
       5.21 Compliance with Laws Governing Pension and Other Benefit Plans...25
       5.22 Conformity with Law; Litigation..................................28
       5.23 Taxes............................................................28
       5.24 No Violations....................................................30
       5.25 Government Contracts.............................................31
       5.26 Absence of Changes...............................................31
       5.27 Deposit Accounts; Powers of Attorney.............................33
       5.28 Validity of Obligations..........................................33
       5.29 Relations with Governments.......................................34
       5.30 Disclosure.......................................................34
       5.31 Prohibited Activities............................................35
    (B) Representations and Warranties of STOCKHOLDERS.......................35
       5.32 Authority; Ownership.............................................35

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    5.33 Preemptive Rights...................................................35
    5.34 Resident Status ....................................................35
6. REPRESENTATIONS OF VPI AND NEWCO..........................................36
    6.1 Due Organization.....................................................36
    6.2 Authorization........................................................37
    6.3 Capital Stock of VPI and NEWCO.......................................37
    6.4 Transactions in Capital Stock........................................37
    6.5 Subsidiaries.........................................................38
    6.6 Financial Statements.................................................38
    6.7 Liabilities and Obligations..........................................38
    6.8 Conformity with Law; Litigation......................................38
    6.9 No Violations........................................................39
    6.10 Validity of Obligations.............................................39
    6.11 Restricted Common Stock.............................................40
    6.12 No Side Agreements..................................................40
    6.13 Business; Real Property; Material Agreements........................40
    6.14 Taxes...............................................................41
    6.15 Completion of Due Diligence.........................................43
    6.16  Disclosure.........................................................43
 7. COVENANTS PRIOR TO CLOSING...............................................43
    7.1 Access and Cooperation; Due Diligence................................43
    7.2 Conduct of Business Pending Closing..................................44
    7.3 Prohibited Activities................................................45
    7.4 No Shop..............................................................47
    7.5 Notice to Bargaining Agents..........................................48
    7.6 Agreements...........................................................48
    7.7 Notification of Certain Matters......................................48
    7.8 Amendment of Schedules...............................................49
    7.9 Cooperation in Preparation of Registration Statement.................50
    7.10 Final Financial Statements..........................................51
    7.11 Further Assurances..................................................52
    7.12 Authorized Capital..................................................52
    7.13 Best Efforts to Consummate Transaction..............................52
    7.14 Section 85 Elections................................................53
    7.15 British Columbia Securities Consents................................53
 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY..........53
    8.1 Representations and Warranties.......................................53
    8.2 Performance of Obligations...........................................54
    8.3 No Litigation........................................................54
    8.4 Opinion of Counsel...................................................54
    8.5 Registration Statement...............................................54
    8.6 Consents and Approvals...............................................54
    8.7 Good Standing Certificates...........................................55
    8.8 No Material Adverse Change...........................................55
    8.9 Closing of IPO.......................................................55
    8.10 Secretary's Certificate.............................................55
    8.11 Employment Agreements...............................................55
    8.12 Directors and Officers Insurance....................................56
    8.13 Stock Options.......................................................56
    8.14 Support Agreement and Trust Agreement...............................56
 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF VPI AND NEWCO.....................56
    9.1 Representations and Warranties.......................................56
    9.2 Performance of Obligations...........................................57
    9.3 No Litigation........................................................57
    9.4 Secretary's Certificate..............................................57
    9.5 No Material Adverse Effect...........................................57

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    9.6 STOCKHOLDERS' Release................................................58
    9.7 Termination of Related Party Agreements..............................58
    9.8 Opinion of Counsel...................................................58
    9.9 Consents and Approvals...............................................58
    9.10 Good Standing Certificates..........................................58
    9.11 Registration Statement..............................................59
    9.12 Employment Agreements...............................................59
    9.13 Closing of IPO......................................................59
    9.14 FIRPTA Certificate..................................................59
    9.15 Insurance...........................................................59
    9.16 Lockup Agreement....................................................59
 10. COVENANTS OF VPI AND THE STOCKHOLDERS AFTER CLOSING.....................60
    10.1 Release From Guarantees; Repayment of Certain Obligations...........60
    10.2 Intentionally Deleted...............................................60
    10.3 Preparation and Filing of Tax Returns...............................60
    10.4 Appointment of Directors............................................61
    10.5 Preservation of Employee Benefit Plans..............................61
    10.6 Maintenance of Books................................................62
    10.7 Liquidation.........................................................62
 11. INDEMNIFICATION.........................................................62
    11.1 General Indemnification by the STOCKHOLDERS.........................62
    11.2 Indemnification by VPI..............................................63
    11.3 Third Person Claims.................................................64
    11.4 Exclusive Remedy....................................................66
    11.5 Limitations on Indemnification......................................66
 12. TERMINATION OF AGREEMENT................................................67
    12.1 Termination.........................................................67
    12.2 Liabilities in Event of Termination.................................68
 13. NONCOMPETITION..........................................................69
    13.1 Prohibited Activities...............................................69
    13.2 Damages.............................................................70
    13.3 Reasonable Restraint................................................71
    13.4 Severability; Reformation...........................................71
    13.5 Independent Covenant................................................72
    13.6 Materiality.........................................................72
    13.7 Limitation..........................................................72
 14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................73
    14.1 STOCKHOLDERS........................................................73
    14.2 VPI AND NEWCO.......................................................74
    14.3 Damages.............................................................74
    14.4 Survival............................................................75
    14.5 Return of Data Submitted............................................75
 15. TRANSFER RESTRICTIONS...................................................75
    15.1 Transfer Restrictions...............................................75
    15.2 Certain Transfers...................................................76
 16. SECURITIES LAW REPRESENTATIONS..........................................76
    16.1 Compliance with Law.................................................77
    16.2 Economic Risk; Sophistication.......................................78
 17. REGISTRATION RIGHTS.....................................................78
    17.1 Piggyback Registration Rights.......................................78
    17.2 Demand Registration Rights..........................................79
    17.3 Registration Procedures.............................................80
    17.4 Underwriting Agreement..............................................81

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    17.5 Availability of Rule 144............................................81
    17.6 Registration Rights Indemnification.................................81
 18. GENERAL.................................................................86
    18.1 Press Releases......................................................86
    18.2 Cooperation.........................................................87
    18.3 Successors and Assigns; Third Party Beneficiaries...................87
    18.4 Entire Agreement....................................................87
    18.5 Counterparts........................................................88
    18.6 Brokers and Agents..................................................88
    18.7 Expenses............................................................88
    18.8 Notices.............................................................89
    18.9 Governing Law.......................................................90
    18.10 Exercise of Rights and Remedies....................................90
    18.11 Time...............................................................90
    18.12 Reformation and Severability.......................................90
    18.13 Remedies Cumulative................................................90
    18.14 Captions...........................................................91
    18.15 Amendments and Waivers.............................................91
    18.16 Incorporation by Reference.........................................91
    18.17 Defined Terms......................................................91

ANNEX I        EXHIBIT A - DIVIDEND ACCESS SHARE PROVISIONS
ANNEX I        EXHIBIT B - SUPPORT  AGREEMENT
ANNEX I        EXHIBIT C - EXCHANGE  AND  VOTING  TRUST AGREEMENT
ANNEX II       CERTIFICATE OF INCORPORATION AND BYLAWS OF VPI AND NEWCO
ANNEX III      CONSIDERATION TO BE PAID TO STOCKHOLDERS
ANNEX IV       STOCKHOLDERS AND STOCK  OWNERSHIP OF THE COMPANY
ANNEX V        STOCKHOLDERS  AND STOCK OWNERSHIP OF VPI
ANNEX VI       FORM OF OPINION OF COUNSEL TO VPI
ANNEX VII      FORM OF OPINION OF COUNSEL TO COMPANY AND STOCKHOLDERS
ANNEX VIII     FORM OF EMPLOYMENT AGREEMENT

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                       AGREEMENT AND PLAN OF ORGANIZATION

     THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of March 11, 1998, by and among VACATION PROPERTIES INTERNATIONAL, INC., a Delaware corporation ("VPI"), WHISTLER HOLDING CORP., a Canadian corporation ("NEWCO"), WHISTLER CHALETS LIMITED, a British Columbia corporation (the "COMPANY"), and J. Patrick McCurdy (the "STOCKHOLDERS").

          WHEREAS, NEWCO is a corporation duly organized and existing under the laws of Canada, having been incorporated on March [____], 1998, for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of VPI;

          WHEREAS, the respective Boards of Directors of NEWCO and the COMPANY (which together are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the STOCKHOLDERS sell all of the COMPANY Stock owned by the STOCKHOLDERS to NEWCO in exchange for cash and Dividend Access Shares of NEWCO pursuant to this Agreement and the applicable provisions of the laws of the jurisdictions in which NEWCO and the COMPANY are incorporated;

          WHEREAS, VPI is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of B&B On The Beach, Inc., a North Carolina corporation, Brindley & Brindley Realty & Development, Inc., a North Carolina corporation, Coastal Resorts Realty L.L.C., a Delaware limited liability company, Coastal Resorts Management, Inc., a Delaware corporation, Collection of Fine Properties, Inc., a Colorado corporation, Ten Mile Holdings, Ltd., a Colorado corporation, First Resort Software, Inc., a Colorado corporation, Hotel Corporation of the Pacific, Inc., a Hawaii corporation, Houston and O'Leary Company, a Colorado corporation, Jupiter Property



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     Management at Park City, Inc., a Utah corporation,  Maui Condominium & Home
     Realty, Inc., a Hawaii corporation, The Maury People, Inc., a Massachusetts
     corporation,  Howey  Acquisition,  Inc.,  a  Florida  corporation,   Realty
     Consultants, Inc., a Florida corporation, Resort Property Management, Inc., a Utah corporation, Telluride Resort Accommodations, Inc., a Colorado corporation, and Trupp-Hodnett Enterprises, Inc., a Georgia corporation, THE Management Company, a Georgia corporation, and their respective stockholders in order to acquire additional businesses (the COMPANY, together with each of the entities with which VPI has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

          WHEREAS, this Agreement, the Other Agreements and the IPO of VPI Stock constitute the "VPI Plan of Organization;"

          WHEREAS, the STOCKHOLDERS and the Boards of Directors and the stockholders of VPI, each of the Other Founding Companies and each of the subsidiaries of VPI that are parties to the Other Agreements intend to consummate the VPI Plan of Organization as an integrated plan pursuant to which the STOCKHOLDERS and the stockholders of the Other Founding Companies shall transfer the capital stock of the Founding Companies to VPI or a subsidiary of VPI, and the STOCKHOLDERS and the public will acquire the stock of VPI as an exchange pursuant to which gain is not recognized under
     Section 351(a) of the Code; and

          WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of the COMPANY has approved this Agreement as part of the VPI Plan of Organization in order to transfer the capital stock of the COMPANY to VPI;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual
agreements,   representations,   warranties,  provisions  and  covenants  herein
contained, the parties hereto hereby agree as follows:


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1.   THE PURCHASE AND SALE

     1.1 GENERAL. Upon the terms and subject to the conditions of this Agreement, the STOCKHOLDERS hereby agree to sell, assign, transfer and deliver to NEWCO, and NEWCO hereby agrees to purchase, all of the outstanding capital stock of the COMPANY (the "COMPANY Stock").

     1.2 INTENTIONALLY DELETED.

     1.3 INTENTIONALLY DELETED.

     1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, VPI AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, VPI and NEWCO as of the date of this Agreement are as follows:

          (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 1.4 hereto;

          (ii) immediately prior to the Closing Date, the authorized capital stock of VPI will consist of 50,000,000 shares of VPI Stock, of which the number of issued and outstanding shares will be as set forth in the Registration Statement, and 10,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

          (iii) as of the date of this Agreement,  the authorized  capital stock
     of NEWCO  consists of an unlimited number shares of NEWCO stock,   of which
     ten (10) shares are issued and outstanding.

2.   NEWCO STOCK

     Prior to the Pre-Closing Date, the Articles of Incorporation of NEWCO, shall be amended to provide for authorized capital consisting of (i) a class of an unlimited number of voting common shares (all of the issued and outstanding shares of which shall be held by VPI) and (ii) a class of non-voting capital shares ("Dividend Access Shares") having the rights, privileges, restrictions and conditions set forth on Exhibit A of Annex I hereto (the "Dividend Access Share Provisions"). Each share of the Dividend Access Shares shall (x) entitle the holder thereof (the "Holder") to dividend rights equal, after conversion into Canadian dollars



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based on the  Canadian/U.S.  exchange rate in effect on the record date thereof, to the per share dividend rights of VPI Stock; (y) subject to the "Liquidation Call Right" (as defined in Section 2.2(i) hereof), entitle the Holder, on a liquidation of NEWCO, to receive in exchange for each Dividend Access Share one
(1) share of VPI Stock as provided in Section 2.1(i)(a) for a period ending on the twentieth (20th) anniversary of the Closing Date; (z) subject to the "Retraction Call Right" (as defined in Section 6.1(c) of the Dividend Access Share Provisions), entitle the Holder, at his election from time to time for a period ending on the twentieth (20th) anniversary of the Closing Date, upon thirty (30) days' written notice given by such Holder to NEWCO, to require NEWCO to redeem any or all Dividend Access Shares and to exchange therefor, on a share for share basis, shares of VPI Stock (the "Right of Retraction").

     2.2 RIGHTS AND OBLIGATIONS OF VPI.

     (i) VPI LIQUIDATION CALL RIGHT.

     (a) Subject to Section 10.7, VPI shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of NEWCO pursuant to Article 5 of the Dividend Access Share Provisions, to purchase all but not less than all of the Dividend Access Shares held by each such Holder on payment by VPI to each such Holder of an amount per Dividend Access Share as set forth in section 5.1 of the Dividend Access Share Provisions (the "Liquidation Call Purchase Price"); provided, however, that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the


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Liquidation  Call  Purchase  Price  shall not  include  such  additional  amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by VPI, each Holder shall be obligated to sell all of the Dividend Access Shares held by such Holder to VPI on the Liquidation Date on payment by VPI to the Holder of the Liquidation Call Purchase Price for each such Dividend Access Share.

     (b) To exercise the Liquidation Call Right, VPI must notify NEWCO and the Holders of VPI's intention to exercise such right at least sixty (60) days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of NEWCO, or at least five (5) Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of NEWCO. NEWCO will notify the Holders as to whether or not VPI has exercised the Liquidation Call Right as soon as practicable after the end of the period during which the Liquidation Call Right may be exercised by VPI. If VPI exercises the Liquidation Call Right, on the Liquidation Date VPI will purchase and the Holders will sell all of the Dividend Access Shares then outstanding for a price per Dividend Access Share equal to the Liquidation Call Purchase Price.

     (c) For purposes of completing the purchase of the Dividend Access Shares pursuant to the Liquidation Call Right, VPI shall deposit with NEWCO or an authorized agent or shall hold on behalf of NEWCO, on or before the Liquidation Date, certificates representing the aggregate number of shares of VPI Stock deliverable by VPI in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with NEWCO or an authorized agent or held on behalf of NEWCO, on and after the Liquidation Date the rights of each Holder of Dividend Access Shares will be limited to receiving such Holder's proportionate part of the total Liquidation Call Purchase Price payable by VPI upon presentation and surrender by the Holder of certificates representing the Dividend Access Shares held by such Holder and the Holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the Holder of the VPI Stock delivered to such Holder. Upon surrender to NEWCO or an authorized agent of a certificate or certificates representing Dividend Access Shares,



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together with such other  documents and instruments as may be required to effect a transfer of Dividend Access Shares under the Canada Business Corporation Act ("CBCA") and the by-laws of NEWCO and such additional documents and instruments as NEWCO or an authorized agent may reasonably require, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and VPI or NEWCO on behalf of VPI or an authorized agent of VPI shall deliver to such Holder, certificates representing the VPI Stock to which the Holder is entitled and a cheque or cheques of VPI payable at par and in Canadian dollars at any branch of the bankers of VPI or NEWCO in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If VPI does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the Holders of the Dividend Access Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by NEWCO in connection with the liquidation, dissolution or winding up of NEWCO pursuant to Article 5 of the Dividend Access Share Provisions.

     (ii) VPI REDEMPTION CALL RIGHT.

     (a) Subject to the "Automatic Redemption Date" (as defined in Section 1.1 of the Dividend Access Share Provisions), VPI shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Dividend Access Shares by NEWCO pursuant to Article 7 of the Dividend Access Share Provisions, to purchase from all but not less than all of the Holders of Dividend Access Shares to be redeemed on the "Redemption Date" (as defined in Section 7.2 of the Dividend Access Share Provisions) all but not less than all of the Dividend Access Shares held by each such Holder that are otherwise to be redeemed on payment by VPI to each such Holder of an amount per such Dividend Access Share equal to (x) the Current Market Price of one (1) share of VPI Stock on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such Holder one (1) share of VPI Stock, plus (y) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Dividend Access Share and all dividends declared on Restricted Common Stock that have not been declared on such Dividend Access Share in accordance with Section 7.1 of the Dividend Access Share Provisions



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(collectively, the "Redemption Call Purchase Price"); provided, however, that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by VPI, each Holder shall be obligated to sell all the Dividend Access Shares held by such Holder and otherwise to be redeemed to VPI on the Redemption Date on payment by VPI to the Holder of the Redemption Call Purchase Price for each such Dividend Access Share.

     (b) To exercise the Redemption Call Right, VPI must notify NEWCO and the Holders or an authorized agent of VPI's intention to exercise such right at least one hundred twenty-five (125) days before the Automatic Redemption Date (as defined in Section 1.1 of the Dividend Access Share Provisions), in the case of the "Automatic Redemption" (as defined in Section 7.1 of the Dividend Access Share Provisions), or at least thirty-five (35) days before a "Section 12(g) Redemption Date" (as defined in Section 7.2 of the Dividend Access Share Provisions) in the case of a "Section 12(g) Redemption" (as defined in Section
7.1 of the Dividend Access Share Provisions). NEWCO or an authorized agent will notify the Holders of Dividend Access Shares as to whether or not VPI has exercised the Redemption Call Right as soon as practicable after the end of the period during which the same may be exercised by VPI. If VPI exercises the Redemption Call Right, on the Redemption Date VPI will purchase and the Holders will sell all of the Dividend Access Shares to be redeemed for a price per Dividend Access Share equal to the Redemption Call Purchase Price.

     (c) For purposes of completing the purchase of Dividend Access Shares pursuant to the Redemption Call Right, VPI shall deposit with NEWCO or an authorized agent of NEWCO or will hold on behalf of NEWCO, on or before the Redemption Date, certificates representing the aggregate number of shares of VPI Stock deliverable by VPI in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with NEWCO or an authorized agent or held on behalf of NEWCO, on and after



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the  Redemption  Date the rights of each  Holder of  Dividend  Access  Shares so purchased will be limited to receiving such Holder's proportionate part of the total Redemption Call Purchase Price payable by VPI upon presentation and surrender by the Holder of certificates representing the Dividend Access Shares or held by such Holder and the Holder shall on and after the Redemption Date be considered and deemed for all purposes to be the Holder of the VPI Stock delivered to such Holder. Upon surrender to NEWCO of a certificate or certificates representing Dividend Access Shares, together with such other documents and instruments as may be required to effect a transfer of Dividend Access Shares under the CBCA and the by-laws of NEWCO and such additional documents and instruments as NEWCO may reasonably require, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and VPI or NEWCO on behalf of VPI or an authorized agent of VPI shall deliver to such Holder, certificates representing the VPI Stock to which the Holder is entitled and a cheque or cheques of VPI payable at par and in Canadian dollars at any branch of the bankers of VPI or NEWCO in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If VPI does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the Holders of the Dividend Access Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by NEWCO in connection with the redemption of Dividend Access Shares pursuant to Article 7 of the Dividend Access Share Provisions.

     (iii) WITHHOLDING RIGHTS. VPI and NEWCO shall be entitled to deduct and withhold from the consideration otherwise payable to any Holder of Dividend Access Shares, including any dividend payments in respect of the Dividend Access Shares, such amount as VPI or NEWCO is required or permitted to deduct and withhold with respect to such payment under the Code, the Income Tax Act (Canada) or any provision of state, provincial, local or foreign tax law. VPI and NEWCO shall not initially withhold any United States Tax on dividends paid on the Dividend Access Shares. However, if any United States taxing authority determines that VPI or NEWCO is liable for United States withholding Tax on dividends paid to the Holders on the Dividend Access Shares, NEWCO shall be entitled to reduce the amount of any future dividends to be paid to the Holders by such withholding obligation. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Holder of Dividend Access Shares in respect of which such deduction and withholding was made; provided, however, that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holders, VPI upon at least ten (10) days' prior written notice to such Holder, is hereby authorized to sell or otherwise dispose of at fair market value such portion of such non-cash consideration otherwise payable to the Holder as is necessary to provide sufficient funds to VPI in order to enable it to comply with such deduction or withholding requirement and VPI shall give an accounting to the Holder with respect thereof and any balance of such proceeds of sale.

     2.3 VOTING RIGHTS. Prior to the Closing Date, VPI shall provide voting rights to the Holders, whereby each Holder will be entitled to the same rights and privileges regarding the voting of his Dividend Access Shares as if each Holder held the equivalent number of shares of VPI Stock.


3.   DELIVERY OF CONSIDERATION FOR STOCK PURCHASE

     3.1 DELIVERY OF DIVIDEND ACCESS SHARES AND CASH. On the Closing Date, the STOCKHOLDERS, who are the holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive the respective number of Dividend Access Shares and the amount of cash (subject to adjustment pursuant to Section 3.3) set forth on Annex III hereto, said cash to be payable by certified cheque or wire transfer.

     3.2 DELIVERY OF COMPANY STOCK. The STOCKHOLDERS shall deliver to NEWCO at the Pre-Closing (subject to Section 4) the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

     3.3 BALANCE SHEET TEST. As of the Closing Date, the COMPANY shall have (i) positive net worth (excluding all customer deposits and similar escrow-type accounts); (ii) positive net working capital (defined as current assets minus current liabilities, excluding all customer deposits and similar escrow-type accounts); and (iii) all customer deposit accounts and other similar escrow-type accounts fully funded in cash or cash equivalents. To the extent that any condition set forth in clauses (i) through (iii) is not met, the cash portion of the consideration to be paid to the STOCKHOLDERS pursuant to this Section 3 shall be reduced by the amount required to cure any such failure. Indebtedness of the COMPANY in excess of the amount set forth on Annex III that was incurred in connection with the acquisition of the COMPANY by the STOCKHOLDERS, or the acquisition of nonoperating assets by the COMPANY or the STOCKHOLDERS, shall result in a corresponding dollar-for-dollar reduction in the cash portion of the consideration paid to the STOCKHOLDERS pursuant to this Section 3. If necessary, a post-Closing adjustment shall be made to effect the intent of this Section 3.3.

     Notwithstanding anything set forth above, VPI acknowledges (i) that the COMPANY has established a reserve in the amount of $385,000 on its balance sheet relating to contingent liabilities and (ii) that this reserve shall be deemed to have not been established (i.e., shall be ignored and not counted) when conducting the above-referenced balance sheet tests, including positive net working capital, positive net worth and fully funded customer deposits.

4.   CLOSING

     At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the transfer and delivery of the COMPANY Stock as contemplated by Section 1 hereof and (ii) effect the delivery of the consideration referred to in Section 3 hereof; provided, however, that such actions shall not include the actual completion of the transfer and delivery of the shares and check(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. The taking of the actions described in clauses (i) and (ii) above (the "Pre-Closing") shall take place in escrow on the pre-closing date (the "Pre-Closing Date") at the offices of Akin, Gump, Strauss,

Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036. On the Closing Date such escrow shall automatically be terminated and (x) all transactions contemplated by this Agreement, including the transfer and delivery of shares, the delivery of a check or checks in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to Section 3 hereof shall occur and (y) the closing with respect to the IPO shall be completed. The taking of the actions described in the preceding clauses (x) and (y) shall constitute the closing of the transactions hereunder (the "Closing"), and the date on which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Closing Date." Except as provided in Sections 8 and 9 hereof with respect to actions to be taken on the Closing Date, during the period from the Pre-Closing Date to the Closing Date this Agreement may only be terminated by a party if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Closing Date has not occurred within 15 business days of the Pre-Closing Date. Upon a termination of this Agreement pursuant hereto after the Pre-Closing Date but prior to the Closing Date, all documents delivered into escrow on the Pre-Closing Date shall be redelivered to the respective parties from whom such documents originated. Time is of the essence.

5.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

(A)  REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS.

     Each of the COMPANY and the STOCKHOLDERS jointly and severally represents and warrants that all of the following representations and warranties in this
Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Pre-Closing and the Closing Date. Each of the COMPANY and the STOCKHOLDERS agrees that such representations and warranties shall survive the Closing Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 5.23 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 5.23 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.1(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, VPI actually incurs liability under the 1933 Act, the 1934 Act or any other federal or state securities laws as a result of a breach of a representation or warranty by the COMPANY or the STOCKHOLDERS, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term "COMPANY" shall mean and refer to the COMPANY and all of its Subsidiaries, if any.

     5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the COMPANY is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, properties, assets, condition (financial or otherwise) or, to the knowledge of the COMPANY or the STOCKHOLDERS, prospects of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth the jurisdiction in which the COMPANY is incorporated and contains a list of all such jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Memorandum of Association and Articles of Association, each as amended, of the COMPANY (the "Charter Documents") are all attached hereto as Schedule 5.1. The stock records of the COMPANY, as heretofore made available to VPI, are correct and complete in all material respects. There are no minutes in the possession of the COMPANY or the STOCKHOLDERS which have not been made available to VPI, and all of such minutes are correct and complete in all material respects. Except as set forth on Schedule 5.1, the most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY, and of its officers and directors on behalf of the COMPANY.

     5.2 AUTHORITY. The COMPANY has the full legal right, power and authority to enter into and perform this Agreement and the Merger.

     5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth on Schedule 1.4. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable provincial and Canadian federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of the COMPANY.

     5.4 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January l, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its capital stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the transactions contemplated hereby and/or the VPI Plan of Organization. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock and the material terms of such outstanding options, warrants or other rights.

     5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

     5.6 SUBSIDIARIES. Schedule 5.6 attached hereto lists the name of each of the COMPANY's subsidiaries, whether a corporation, limited liability company or other business entity (each, a "Subsidiary"), and sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares or interests of each Subsidiary which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of the COMPANY since January 1, 1995.

     5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements (the "COMPANY Financial Statements") of the
COMPANY: the COMPANY's unaudited Comparative Balance Sheet, if any, as of December 31, 1997, 1996 and 1995, Comparative Statements of Changes in Cash Position and Retained Earnings, if any, and spreadsheets showing revenues and expenses for the four quarters for each of the years in the three-year period ended December 31, 1997 (December 31, 1997 being hereinafter referred to as the "Balance Sheet Date"). Also attached as Schedule 5.9 are copies of the unaudited Balance Sheets as of April 30, 1997, 1996 and 1995 and Statements of Earnings, Changes in Cash Position and Retained Earnings for each of the three fiscal years in the three-year period ended April 30, 1997 (the "Fiscal Financial Statements"). Except as set forth on Schedule 5.9, such Fiscal Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on
Schedule 5.9, such Comparative Balance Sheets as of December 31, 1997, 1996 and 1995 and such Balance Sheets as of April 30, 1997, 1996 and 1995 present fairly the financial position of the COMPANY as of the dates indicated thereon, and such Comparative Statements of Changes in Cash Position and Retained Earnings, spreadsheets and Statements of Earnings present fairly the results of operations for the periods indicated thereon.

     5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to VPI an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected in the COMPANY Financial Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including all liabilities in excess of $10,000) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements, together with true, correct and complete copies of such documents. Except as set forth on Schedule 5.10, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also delivered to VPI on Schedule 5.10, in the case of those contingent liabilities related to pending or, to the knowledge of the COMPANY, threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

          (i)  a  summary   description  of  the  liability  together  with  the
     following:

               (a) copies of all relevant documentation relating thereto;

               (b)  amounts claimed and any other action or relief sought; and

               (c) name of claimant and all other parties to the claim, suit or proceeding;

          (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

          (iii) the date such claim, suit or proceeding was instituted; and

          (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to VPI an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. The COMPANY shall also provide to VPI (x) an accurate list of all receivables obtained subsequent to the Balance Sheet Date up to the Pre-Closing Date and (y) an aging of all accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to VPI in a writing accompanying the A/R Aging Reports, the accounts, notes and other receivables shown on Schedule 5.11 and on the A/R Aging Reports are and shall be collectible in the amounts shown, net of reserves reflected in the balance sheet as of the Balance Sheet Date with respect to accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the COMPANY (consistent with the methods used for the balance sheet) with respect to accounts receivable of the COMPANY after the Balance Sheet Date.

     5.12 PERMITS AND INTANGIBLES. The COMPANY holds all licenses, franchises, permits and other governmental authorizations that are necessary for the operation of the business of the

COMPANY as now conducted, and the COMPANY has delivered to VPI an accurate list and summary description (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). The licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Except as set forth on Schedule 5.12, the COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing, except for inadvertent, immaterial noncompliance with such requirements, standards, criteria and conditions (provided that any such noncompliance shall be deemed a breach of this Section
5.12 for  purposes of Section 11  hereof).  Except as  specifically  provided on
Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, franchises, permits or government authorizations.

     5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, (i) the COMPANY has complied with and is in compliance with all federal, provincial, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and adhered to all permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on Schedule 5.13, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, VPI or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and
(v) the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     5.14 PERSONAL PROPERTY. The COMPANY has delivered to VPI an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included in "depreciable plant, property and equipment" on the balance sheet of the COMPANY as of the Balance Sheet Date or that will be included on any balance sheet of the COMPANY prepared after the Balance Sheet Date, (y) all other personal property (except cash and cash equivalents) owned by the COMPANY with a value in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property used in the operation of the COMPANY's business as now conducted, including, true, complete and correct copies of all such leases and agreements. The COMPANY shall indicate on Schedule 5.14 those assets listed thereon that are currently owned, or that were formerly owned, by STOCKHOLDERS, relatives of STOCKHOLDERS, or Affiliates of the COMPANY. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on
Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and, assuming due execution and delivery thereof by the parties thereto other than the COMPANY, the STOCKHOLDERS and their respective Affiliates, constitute valid and binding agreements of the COMPANY, the STOCKHOLDERS and, to the knowledge of the COMPANY or the STOCKHOLDERS, the other parties (and their successors) thereto in accordance with their respective terms.

     5.15 SIGNIFICANT CUSTOMERS. The COMPANY has delivered to VPI an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this
Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

     5.16 MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has listed on Schedule
5.16 all material contracts, commitments and similar agreements to which the COMPANY currently is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than contracts, commitments and agreements otherwise listed on Schedules 5.10, 5.14 or 5.17, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies (or, in the case of oral agreements, summaries of the material terms) of such agreements to VPI. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.16 and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on
Schedule 5.16 a summary description of all pending plans or projects involving the opening of new operations, expansion of existing operations, and the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $25,000 by the COMPANY.

     5.17 REAL PROPERTY. Schedule 5.17 includes a list of all real property owned or leased by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired or leased since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including those reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

          (i) liens reflected on Schedules 5.10 or 5.17 as securing specified liabilities (with respect to which no default exists);

          (ii) liens for current Taxes not yet payable and assessments not in default;

          (iii) easements for utilities serving the property only; and

          (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

     Schedule 5.17 contains, without limitation, true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

     The COMPANY has also delivered to VPI an accurate list of real property leased by the COMPANY as lessee (which list is set forth on Schedule 5.17), together with true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY as lessee (which copies are attached to Schedule 5.17), and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or business or personal affiliates of the COMPANY or STOCKHOLDERS. Except as set forth on Schedule 5.17, all of such leases included on Schedule
5.17 are in full force and effect and, assuming due execution and delivery thereof by the parties thereto other than the COMPANY, the STOCKHOLDERS and their respective affiliates, constitute valid and binding agreements of the COMPANY, the STOCKHOLDERS and, to the knowledge of the COMPANY or the STOCKHOLDERS, the other parties (and their successors) thereto in accordance with their respective terms.

     5.18 INSURANCE. The COMPANY has delivered to VPI, as set forth on and attached to Schedule 5.18, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs and workers compensation claims received for the past three
(3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. No insurance carried by the COMPANY has ever been canceled by the insurer and the COMPANY has never been unable to obtain insurance coverage for its assets and operations.

     5.19 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to VPI an accurate list (which is set forth on Schedule 5.19) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the Balance Sheet Date and (ii) as of the date hereof. The COMPANY has provided to VPI true, complete and correct copies of any employment agreements for persons listed on Schedule 5.19. Except as set forth on Schedule 5.19, since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Except as set forth on Schedule 5.19, no officer, director, key employee, or other employee is on short-term disability leave, long-term disability leave, maternity/parental leave or other extended absence or receiving workers' compensation. All current assessments under the Workers' Compensation Act (British Columbia) and similar laws in other provinces in relation to the COMPANY have been paid or accrued and the COMPANY has not been subject to any special or penalty assessment under such legislation which has not been paid.

     Except for those written employment contracts with salaried employees or consulting arrangements with former employees identified and fully described in
Schedule 5.19, there are no written contracts of employment or of a consulting nature entered into with any employees or any oral contracts of employment or of a consulting nature which are not terminable on the giving of reasonable notice in accordance with applicable laws or which contain any additional obligations as a result of the acquisition of COMPANY Stock by the VPI or otherwise.

     Schedule 5.19 sets forth a complete list of all collective bargaining agreements, either directly or by operation of law, with any trade union or association which may qualify as a trade union.

     To the knowledge of the COMPANY (i) there are no outstanding labor tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for any employees or dependent contractors of the COMPANY, and there have not been any such proceedings within the last three years, and (ii) there are no threatened or apparent union organizing activities involving employees or dependent contractors of the COMPANY, not already covered by the collective bargaining agreements.

     The COMPANY is not in default under any collective bargaining agreements. There is no strike or lock out occurring or threatened affecting the COMPANY. The COMPANY does not have any serious grievances or pending arbitration cases or other labor problems that might materially or adversely affect its value or lead to an interruption of its operations at any location.

     The COMPANY has been and is being operated in full compliance with all laws relating to employees, including employment standards, human rights, occupational health and safety, pay equity and employment equity. There have been no complaints under such laws against the COMPANY.

     Except as set forth on Schedule 5.19, there are no complaints nor, to the knowledge of the COMPANY, are there any threatened complaints, against the COMPANY, before any employment standards branch or tribunal or human rights commission or tribunal. To the knowledge of the COMPANY, nothing has occurred which might lead to a complaint against the COMPANY under any human rights legislation, employment standards legislation, health and safety legislation, workers' compensation legislation, or pay equity legislation. There are no outstanding decisions or settlements or pending settlements under employment standards, human rights legislation, health and safety legislation, workers' compensation legislation, pay equity legislation or labor relations legislation which place any obligation upon the COMPANY to do or refrain from doing any act or which place a financial obligation on the COMPANY. There have been no accidents in the last three years of which the COMPANY has received notice or is otherwise aware which could lead to health and safety claims or charges against the COMPANY.

     The COMPANY (i) is in compliance with all applicable Canadian federal, provincial and local laws, rules and regulations (domestic or foreign)
respecting employment, employment practices, labor, terms and conditions of employment and wages and hours; (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other employment-related benefits; and (iv) has provided employees with the benefits to which they are entitled pursuant to the terms of all COMPANY benefit plans.

     5.20 EMPLOYEE PLANS. The COMPANY has delivered to VPI an accurate schedule (Schedule 5.20) showing all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, to or by which the COMPANY is a party or bound or under which the COMPANY has any liability or contingent liability relating to (a) retirement savings or pensions or compensation, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement income plan or (b) any bonus, profit sharing, deferred compensation, incentive compensation, stock compensation, stock purchase, hospitalization, health, drug, dental, legal, disability, insurance (including without limitation unemployment insurance), vacation pay, severance pay or other benefit plan, arrangement or practice with respect to any of its employees or former employees, individuals working on contract with it or other individuals providing services to it of a kind normally provided by employees; and all statutory plans with which the COMPANY is required to comply (collectively, "Pension/Benefit Plans").

     Current and complete copies of all written Pension/Benefit Plans or, where oral, written summaries of the material terms thereof, have been made available to VPI and NEWCO together with current and complete copies of all documents relating to the Pension/Benefit Plans, including, without limitation, as applicable, (i) all documents establishing, creating or amending any Pension/Benefit Plan; (ii) all trust agreements, funding agreements, insurance contracts and investment management agreements; (iii) all financial statements and accounting statements and reports, investment reports and actuarial reports for each of the last seven years; (iv) all reports, returns, filings and material correspondence with any Governmental Authority in the last seven years;
(v) all booklets, summaries, descriptions or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Pension/Benefit Plan; (vi) all professional opinions (whether or not internally prepared) with respect to each Pension/Benefit Plan; and (vii) all material internal memoranda concerning each Pension/Benefit Plan prepared within the last seven years.

     Except as set out and described in Schedule 5.20, there are no employment policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which employees or any individual employee may be terminated, which are binding upon the COMPANY.

     All accrued contribution obligations of the COMPANY with respect to any plan listed on Schedule 5.20 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

     5.21 COMPLIANCE WITH LAWS GOVERNING PENSION AND OTHER BENEFIT PLANS. Each Pension/Benefit Plan is, and has been, established, registered, qualified, administered and invested, in compliance with the terms thereof, all applicable laws, all collective bargaining agreements of the COMPANY, any other agreement (past or present) relating to the benefits provided under one or more of the Pension/Benefit Plans and all understandings, written or oral, between the COMPANY and the employees and former employees. The COMPANY and STOCKHOLDERS further represent that:

          (i) no fact or circumstance exists which would adversely affect the tax-exempt status of any Pension/Benefit Plan;

          (ii) neither the COMPANY nor its agents has received, in the last seven years, any notice from any Person questioning or challenging such compliance (other than in respect of any claim related solely to that Person), and the COMPANY has no knowledge of any such notice from any Person questioning or challenging such compliance beyond the last seven years;

          (iii) all obligations under the Pension/Benefit Plans (whether pursuant to the terms thereof or applicable law) have been satisfied, and there are no outstanding defaults or violations thereunder by any of the COMPANY or its agents nor does the COMPANY have any knowledge of any default or violation by any other party to any Pension/Benefit Plan;

          (iv) there have been no amendments, modifications or restatements of any Pension/Benefit Plan made, or any improvements in benefits promised, under the Pension/Benefit Plans except as expressly provided therein or as provided to VPI;

          (v) all contributions or premiums required to be paid to or in respect of each Pension/Benefit Plan have been paid in a timely fashion in accordance with the terms thereof and all applicable laws, and no taxes, penalties or fees are owing or exigible under or in respect of any Pension/Benefit Plan;

          (vi) there is no investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits) pending or threatened involving any Pension/Benefit Plan or its assets, and no facts exist which presently or after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination, proceeding, action, suit or claim (other than routine claims for benefits);

          (vii) no event has occurred respecting any Pension/Benefit Plan which would entitle any Person (without the consent of the COMPANY) to wind-up or terminate any Pension/Benefit Plan, in whole or in part, or which could reasonably be expected to materially or adversely affect the tax status thereof

          (viii) there are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Pension/Benefit Plans;

          (ix) no material changes have occurred in respect of any Pension/Benefit Plan since the date of the most recent financial, accounting or actuarial report, as applicable, issued in connection with any Pension/Benefit Plan, which could reasonably be expected to materially or adversely affect the relevant report (including, without limitation, rendering it misleading in any material respect);

          (x) neither the COMPANY nor any previous employer of members or former members of any Pension/Benefit Plan has received, or applied for, any payment of surplus or other funds out of any Pension/Benefit Plan;

          (xi) neither the COMPANY nor any previous employer of members or former members of any Pension/Benefit Plan has taken any contribution holidays under or drawn any surplus or other funds from any Pension/Benefit Plan;

          (xii) there have been no withdrawals or transfers of assets from any Pension/Benefit Plan other than as contemplated and permitted by the provisions of such Pension/Benefit Plan and applicable laws;

          (xiii) all employee data necessary to administer each Pension/Benefit Plan is in the possession of the COMPANY, and is complete, correct and in a form which is sufficient for the proper administration of the Pension/Benefit Plans, and none of the Pension/Benefit Plans, other than any group registered retirement savings plan, provides benefits to retired employees or to the beneficiaries or dependents of retired employees;

          (xiv) none of the Pension/Benefit Plans requires or permits a retroactive increase in premiums or payments, and the level of insurance reserves, if any, under any insured Pension/Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims;

          (xv) neither the COMPANY nor its agents are in breach of any contractual or fiduciary obligation with respect to the administration of the Pension/Benefit Plans or the trusts or other funding media relating thereto;

          (xvi) none of the Pension/Benefit Plans are multiemployer pension plans as defined under applicable laws;

          (xvii) there exists no liability in connection with any former Pension/Benefit Plan that has terminated and all procedures for termination of each such former Pension/Benefit Plan has been properly followed in accordance with the terms of such former Pension/Benefit Plan and applicable laws;

          (xviii) there are no merger or asset transfer applications pending with any governmental authority with respect to any Pension/Benefit Plan; and

          (xix) neither the execution of this Agreement nor any agreement referred to or contemplated herein, nor the consummation of any of the transactions contemplated herein will result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due under any Pension/Benefit Plan, increase any benefits otherwise payable under any Pension/Benefit Plan or result in the acceleration of the time of payment or vesting of any such benefits.

     5.22 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedules 5.22 or 5.13, the COMPANY is not in violation of any law or regulation or of any order of any court or federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the COMPANY, except for inadvertent, immaterial noncompliance with any such law, regulation or order (provided that any such noncompliance shall be deemed a breach of this Section 5.22 for purposes of
Section 11 hereof); and except to the extent set forth on Schedules 5.10 or 5.13, there are no claims, actions, suits or proceedings, commenced or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the COMPANY and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Except to the extent set forth on Schedules 5.22 or 5.13, the COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, provincial and local statutes, ordinances, orders, approvals, variances, rules and regulations, and is not in violation of any of the foregoing.

     5.23 TAXES.

          (a) The COMPANY has timely filed all requisite federal, provincial, local, foreign and other Tax returns, reports, declarations or Tax return filing extension requests ("Tax Returns") for all fiscal periods ended on or before the Balance Sheet Date. All such Tax Returns have set forth all material items required to be set forth therein and were prepared in compliance with applicable laws and were true, correct and complete in all material respects. No material fact or information has become known to the COMPANY or its officers or employees responsible for maintaining the financial records of the COMPANY subsequent to the filing of such Tax Returns to the contrary of any information contained therein. Except as set forth on Schedule 5.23, there are no examinations in progress (and the COMPANY and its employees are not aware of any proposed examinations) or claims against the COMPANY (including liens against the COMPANY's assets) for federal, provincial, local, foreign and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. Except as set forth on Schedule 5.23, neither the COMPANY nor the STOCKHOLDERS have entered into an agreement or waiver or have been requested to enter into an agreement or waiver extending any statute of limitations regarding Taxes.

          (b) All Taxes, including interest and penalties (whether or not shown on any Tax Return) owed by the COMPANY, any member of an affiliated or consolidated group which includes or included the COMPANY, or with respect to any payment made or deemed made by the COMPANY, required to be paid by the date hereof, have been paid. All amounts required to be deposited, withheld or collected under applicable federal, provincial, local, foreign or other Tax laws and regulations by the COMPANY for Taxes have been so deposited, withheld or collected, and such deposit, withholding or collection has either been paid to the respective governmental agencies or set aside and secured in accounts for such purpose or secured and reserved against and entered on the COMPANY Financial Statements (and, if applicable, any Financial Statements delivered pursuant to Section 7.10 hereof).

          (c) The amounts, if any, shown as accruals for Taxes on the COMPANY Financial Statements (and, if applicable, any Financial Statements delivered pursuant to Section 7.10 hereof) are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date.

          (d) Except as set forth on Schedule 5.23, the COMPANY has not been included in or joined in the filing of any consolidated or combined Tax Return (other than as a common parent). The COMPANY is not a party to or bound by or obligated under any Tax sharing, Tax benefit or similar agreement with any person or entity.

          (e) Except as set forth on Schedule 5.23, the COMPANY (i) has not assumed or is not liable for any Taxes of any other person or entity, including any predecessor corporation or partnership, as a result of any purchase of assets or other business acquisition transaction (other than a merger in which the COMPANY or such person or entity was the surviving corporation or a consolidation) and (ii) has not indemnified any other person or entity or otherwise agreed to pay on behalf of any other person or entity any Taxes arising from or which may be asserted on the basis of any Tax treatment adopted with respect to all or any aspect of such business acquisition transaction.

          (f) Copies of (i) the federal, provincial, foreign and local income tax returns and franchise tax returns, if any, of COMPANY for its last three (3) fiscal years or such shorter period of time as the COMPANY shall have existed,
(ii) any Tax examinations  commenced or closed or outstanding during their three
(3) most recent fiscal years, and (iii) currently outstanding extensions of statutory limitations, are attached hereto as Schedule 5.23.

          (g) The COMPANY has a taxable year ended on the date set forth as such on Schedule 5.23.

          (h) Except as disclosed on Schedule 5.23, the COMPANY's methods of accounting have not changed in the past five years. No adjustment to taxable income by reason of a change of accounting method is required in respect of any period for which the statute of limitations has not expired.

          (i) [INTENTIONALLY DELETED]

          (j) All statutory or regulatory material elections with respect to Taxes affecting the COMPANY as of the date hereof are disclosed on Schedule
5.23. After the date hereof, no statutory or regulatory election with respect to Taxes will be made without the written consent of VPI.

          (k) [INTENTIONALLY DELETED]

     5.24 NO VIOLATIONS. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto, is in default under any lease, instrument, agreement, license or permit set forth on Schedules 5.12, 5.13, 5.14, 5.15, 5.16 or 5.17, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth on Schedule 5.24, (a) the rights and benefits of the COMPANY under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.24, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.24, none of the Material Documents prohibits the use or publication by the COMPANY, VPI or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, VPI, NEWCO or any Other Founding Company.

     5.25 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.25, the COMPANY is not now a party to any governmental contract subject to price redetermination or renegotiation.

     5.26 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.26, there has not been:

          (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

          (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

          (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (iv) any declaration or payment of any dividend or distribution in respect of the capital stock (except for dividends or distributions of cash that do not cause the COMPANY to fail to meet the financial requirements, as of the Closing Date, set forth in the first sentence of Section 3.3) or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

          (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

          (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person (other than VPI), including, without limitation, the STOCKHOLDERS and their respective affiliates;

          (viii) any cancellation of, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of the STOCKHOLDERS or any affiliate thereof, except for inadvertent, immaterial cancellations of or agreements to cancel any such indebtedness or obligation (provided that any such cancellation or agreement to cancel shall be deemed a breach of this Section 5.26 for purposes of Section 11 hereof);

          (ix) any plan, agreement or arrangement granting (other than to VPI) any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

          (xi) any waiver of any material rights or claims of the COMPANY;

          (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the COMPANY is a party;

          (xiii) any transaction by the COMPANY outside the ordinary course of its business;

          (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

          (xv) any other distribution of property or assets by the COMPANY.

     5.27 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to VPI an accurate schedule (which is set forth on Schedule 5.27) as of the date of the Agreement of:

          (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

          (ii) the names in which the accounts or boxes are held;

          (iii) the type of account and account number; and

          (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 5.27 also sets forth a complete list of the names of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

     5.28 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the

COMPANY, enforceable against the COMPANY in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally or (ii) the discretionary power of a court exercising equity jurisdiction. The individual signing this Agreement on behalf of the COMPANY has the legal power, authority and capacity to bind the COMPANY to the terms of this Agreement.

     5.29 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office in violation of applicable law nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     5.30  DISCLOSURE.

          (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires and Registration Statement Questionnaires attached hereto as Schedule 5.30 and all other documents and information made available to VPI and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY's rights under the documents delivered pursuant to this Agreement would not be materially adversely affected by, and no statement made in this Agreement would be rendered untrue in any material respect by, (i) any other document to which the COMPANY is a party, or to which its properties are subject, or (ii) any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant to this Agreement or to such delivered documents.

          (b) The COMPANY and the STOCKHOLDERS acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; and (ii) that neither VPI or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all.

     5.31 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.31, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 7.3 (Prohibited Activities).

(B)  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Pre-Closing and on the Closing Date, and that the representations and warranties set forth in Sections 5.32, 5.33 and 5.34 shall survive until the second anniversary of the Closing Date, which shall be the Expiration Date for purposes of those Sections.

     5.32 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on Schedule 5.3, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

     5.33 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or VPI Stock that such STOCKHOLDER has or may have had on the date hereof other than rights of the STOCKHOLDER to acquire VPI Stock pursuant to any option granted by VPI.

     5.34 RESIDENT STATUS . None of the STOCKHOLDERS are non-residents within the meaning of the Income Tax Act (Canada).

6.   REPRESENTATIONS OF VPI AND NEWCO

     VPI and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Pre-Closing and the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for Section 6.14, and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, the STOCKHOLDERS or the COMPANY actually incur liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

     6.1 DUE ORGANIZATION. VPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NEWCO is a corporation duly organized, validly existing and in good standing under the laws of Canada. VPI and NEWCO each are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws, each as amended, of VPI and NEWCO (the "VPI Charter Documents") are all attached hereto as Annex II. The VPI

Charter Documents provide for indemnification of officers and directors to the full extent permitted by the General Corporation Law of Delaware.

     6.2 AUTHORIZATION. (i) The respective representatives of VPI and NEWCO executing this Agreement have the authority to enter into and bind VPI and NEWCO to the terms of this Agreement and (ii) VPI and NEWCO have the full legal right, power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and all required approvals of the shareholders and board of directors of VPI and NEWCO, respectively, have been obtained.

     6.3 CAPITAL STOCK OF VPI AND NEWCO. Immediately prior to the Closing Date, the authorized capital stock of VPI and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by VPI and all of the issued and outstanding shares of the capital stock of VPI are owned by the persons set forth on Annex V hereof, and further are owned, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Upon consummation of the IPO, the number of outstanding shares of VPI will be as set forth in the Registration Statement. All of the issued and outstanding shares of the capital stock of VPI and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by VPI and the persons set forth on Annex V, respectively, and further, such shares were offered, issued, sold and delivered by VPI and NEWCO in compliance with all applicable state, Canadian provincial and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present stockholder of VPI or NEWCO.

     6.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates VPI or NEWCO to issue any of their respective authorized but unissued capital stock; and (ii) neither VPI nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of VPI.

     6.5 SUBSIDIARIES. NEWCO has no subsidiaries. VPI has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither VPI nor NEWCO presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is VPI or NEWCO, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     6.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.6 are copies of the following financial statements (the "VPI Financial Statements") of VPI, which reflect the results of its operations from inception: VPI's audited Balance Sheet as of December 31, 1997 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through December 31, 1997. Such VPI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6). Except as set forth on
Schedule 6.6, such Balance Sheets as of December 31, 1997 present fairly the financial position of VPI as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

     6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, VPI and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

     6.8  CONFORMITY  WITH LAW;  LITIGATION.  Except to the  extent set forth on
Schedule 6.8, neither VPI nor NEWCO is in violation of any law or regulation, or of any order of any court or federal, provincial, Canadian, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them; and except to the extent set forth on Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of VPI or NEWCO, threatened, against or affecting VPI or NEWCO, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. VPI and NEWCO have conducted and are conducting their respective businesses in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state, foreign and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing.

     6.9 NO VIOLATIONS. Neither VPI nor NEWCO is in violation of any VPI Charter Document. None of VPI, NEWCO, or, to the knowledge of VPI and NEWCO, any other party thereto, is in default under any lease, instrument, agreement, license or permit to which VPI or NEWCO is a party, or by which VPI or NEWCO, or any of their respective properties, are bound (collectively, the "VPI Documents"); and
(a) the rights and benefits of VPI and NEWCO under the VPI Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the VPI Documents or the VPI Charter Documents. Except as set forth on Schedule 6.9, none of the VPI Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by VPI and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of VPI and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of VPI and NEWCO, enforceable against each of VPI and NEWCO in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and the individuals signing this Agreement on behalf of VPI and NEWCO have the legal power, authority and capacity to bind such parties.

     6.11 VPI STOCK. At the time of issuance thereof, the VPI Stock to be delivered to the STOCKHOLDERS upon exchange of Dividend Access Shares pursuant to this Agreement will constitute valid and legally issued shares of VPI, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all material and substantive respects, except with respect to voting rights, to the VPI Stock issued and outstanding as of the date hereof and the VPI Stock to be issued pursuant to the Other Agreements by reason of the provisions of the Delaware GCL. The shares of VPI Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in
Section 17 hereof.

     6.12 NO SIDE AGREEMENTS. Neither VPI nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or VPI other than the Other Agreements and the agreements specifically contemplated by each of the Other Agreements, including the employment agreements referred to therein, and none of VPI, NEWCO, their equity owners or affiliates have received any cash compensation or payments in connection with this transaction except for reimbursement of out-of-pocket expenses which are necessary or appropriate to this transaction.

     6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. Neither VPI nor NEWCO has conducted any operations or business since inception other than activities related to the VPI Plan of Organization. Neither VPI nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.13 and except that VPI is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

     6.14 TAXES.

          (a) VPI and NEWCO have timely filed all requisite federal, state, local and other Tax Returns for all fiscal periods ended on or before the date hereof. All such Tax Returns have set forth all material items required to be set forth therein and were prepared in compliance with applicable laws and were true, correct and complete in all material respects. No material fact or information has become known to VPI or NEWCO or their officers or employees responsible for maintaining the financial records of VPI and NEWCO subsequent to the filing of such Tax Returns to the contrary of any information contained therein. Except as set forth on Schedule 6.14, there are no examinations in progress (and VPI and NEWCO and their employees are not aware of any proposed examinations) or claims against VPI or NEWCO (including liens against assets of VPI or NEWCO) for federal, state, local and other Taxes (including penalties and interest) for any period or periods prior to and including the date hereof and no notice of any claim for Taxes, whether pending or threatened, has been received. Except as set forth on Schedule 6.14, neither VPI nor NEWCO has entered into an agreement or waiver or have been requested to enter into an agreement or waiver extending any statute of limitations regarding Taxes.

          (b) All Taxes, including interest and penalties (whether or not shown on any Tax Return) owed by VPI and NEWCO, any member of an affiliated or consolidated group which includes or included VPI or NEWCO, or with respect to any payment made or deemed made by VPI or NEWCO, required to be paid by the date hereof, have been paid. All amounts required to be deposited, withheld or collected under applicable federal, state, local or other Tax laws and regulations by VPI and NEWCO for Taxes have been so deposited, withheld or collected, and such deposit, withholding or collection has either been paid to the respective governmental agencies or set aside and secured in accounts for such purpose or secured and reserved against and entered on the financial statements.

          (c) The amounts, if any, shown as accruals for Taxes on the VPI Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date.

          (d) Except as set forth on Schedule 6.14, neither VPI nor NEWCO has been included in or joined in the filing of any consolidated or combined Tax Return (other than as a common parent). Neither VPI nor NEWCO is a party to or bound by or obligated under any Tax sharing, Tax benefit or similar agreement with any person or entity.

          (e) Except as set forth on Schedule 6.14, neither VPI nor NEWCO (i) has assumed or is liable for any Taxes of any other person or entity, including any predecessor corporation or partnership, as a result of any purchase of assets or other business acquisition transaction (other than a merger in which VPI or NEWCO or such person or entity was the surviving corporation or a consolidation) and (ii) has indemnified any other person or entity or otherwise agreed to pay on behalf of any other person or entity any Taxes arising from or which may be asserted on the basis of any Tax treatment adopted with respect to all or any aspect of such business acquisition transaction.

          (f) Copies of (i) the federal, state and local income tax returns and franchise tax returns of VPI and NEWCO for their last three (3) fiscal years or such shorter period of time as VPI or NEWCO shall have existed, (ii) any Tax examinations commenced or closed or outstanding during their three (3) most recent fiscal years, and (iii) currently outstanding extensions of statutory limitations, are attached hereto as Schedule 6.14.

          (g) VPI and NEWCO have a taxable year ended on the date set forth as such on Schedule 6.14.

          (h) Except as disclosed on Schedule 6.14, neither VPI's nor NEWCO's methods of accounting have changed in the past five years. No adjustment to taxable income by reason of a change of accounting method is required in respect of any period for which the statute of limitations has not expired.

          (i)  Neither  VPI nor NEWCO is an  investment  company  as  defined in
Section 351(e)(1) of the Code.

          (j) All statutory or regulatory material elections with respect to Taxes affecting VPI and NEWCO as of the date hereof are disclosed on Schedule 6.14.

          (k) Neither VPI nor NEWCO has filed a consent with the Internal Revenue Service pursuant to section 341(f) of the Code or has agreed to have section 341(f)(2) of the Code apply to any disposition of any subsection (f) asset (as defined in section 341(f) of the Code) owned by VPI or NEWCO.

     6.15 COMPLETION OF DUE DILIGENCE. VPI has substantially completed its due diligence of the COMPANY as of the date hereof, except for any additional investigation that may be needed as a result of a notice pursuant to Section 7.7 or an amendment pursuant to Section 7.8.

     6.16 DISCLOSURE. This Agreement (which includes the Schedules and Annexes attached hereto) and the Registration Statement do not contain any untrue statement of a material fact by VPI or NEWCO, and do not omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading.

7.   COVENANTS PRIOR TO CLOSING

     7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Closing Date, the COMPANY will afford to the officers and authorized representatives of VPI and the Other Founding Companies (including the Underwriters and their counsel) access to all of the COMPANY's sites, properties, books and records and will furnish VPI with such additional financial and operating data and other information as to the business and properties of the COMPANY as VPI or the Other Founding Companies may from time to time reasonably request. The COMPANY will reasonably cooperate with VPI and the Other Founding Companies and their respective representatives, including VPI's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with any documents or materials required by this Agreement. VPI, NEWCO, the STOCKHOLDERS and the COMPANY shall treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, VPI will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information regarding the COMPANY obtained by such Other Founding Company.

     (b) Between the date of this Agreement and the Closing Date, VPI will afford to the officers and authorized representatives of the COMPANY access to all of VPI's and NEWCO's sites, properties, books and records and all due diligence, agreements, documents and information of or concerning the Founding Companies and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of VPI and NEWCO as the COMPANY may from time to time reasonably request. VPI and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. VPI will provide complete access to its operations and key officers and employees to the COMPANY, its representatives and advisors on a continuing basis through the Closing Date. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

     7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, the COMPANY shall, except (x) as set forth on Schedule 7.2, (y) as requested by VPI or (z) as consented to by VPI (which consent shall not be unreasonably withheld):

          (i) carry on its business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting;

          (ii) maintain its properties and facilities, including those held under leases, in at least as good working order and condition as at present, ordinary wear and tear excepted;

          (iii) perform in all material respects its obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties, equipment or rights;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (v) maintain and preserve its business organization intact, and use its best efforts to retain its present employees and relationships and present agreements with suppliers, customers and others having business relations with the COMPANY;

          (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities, except for inadvertent, immaterial noncompliance with any such permit, law, rule, regulation or order (provided that any such noncompliance shall be deemed a breach of this Section 7.2 for purposes of Section 11 hereof);

          (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, other than in the ordinary course of business; and

          (viii) maintain or reduce present  salaries and commission  levels for
     all  officers,  directors,   employees  and  agents  except  for  regularly
     scheduled raises to non-officers consistent with past practices.

     7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Closing Date, the COMPANY shall not, without the prior written consent of VPI or unless requested by VPI:

          (i) make any change in its Charter Documents;

          (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

          (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding (except for dividends or distributions of cash that do not cause the COMPANY to fail to meet the financial requirements, as of the Closing Date, set forth in the first sentence of Section 3.3), or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $10,000;

          (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except: (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the businesses of the COMPANY; (2)(A) liens for Taxes either not yet due or payable or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedules 5.10 and/or 5.17 hereto;

          (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (vii) negotiate for the acquisition of any business or the start-up of any new business;

          (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (ix) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

          (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of the COMPANY;

          (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder;

          (xii) effect any change in the capital structure of the COMPANY, including, but not limited to, the issuance of any option, warrant, call, conversion right or commitment of any kind with respect to the COMPANY's capital stock or the purchase or other reacquisition of any outstanding shares for treasury stock; or

          (xiii) make expenditures outside the normal course of business.

     7.4 NO SHOP. None of the STOCKHOLDERS, the COMPANY, or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

          (i) solicit or initiate the submission of proposals or offers from any person or entity for,

          (ii) participate in any discussions pertaining to, or

          (iii) furnish any information to any person or entity other than VPI or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

     7.5 NOTICE TO BARGAINING AGENTS. Prior to the Pre-Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide VPI on Schedule 7.5 with proof that any required notice has been sent.

     7.6 AGREEMENTS. The STOCKHOLDERS and the COMPANY shall terminate, on or prior to the Closing Date, (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on Schedule 8.11 hereto and (ii) any existing agreement between the COMPANY and any STOCKHOLDER not reflecting fair market terms, except such existing agreements as are set forth on Schedule 9.7. Such termination agreements are listed on Schedule 7.6 and copies thereof are attached hereto.

     7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to VPI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. VPI and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of VPI or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Pre-Closing and (ii) any material failure of VPI or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 that is not accompanied by a proposed amendment or supplement to a schedule pursuant to Section 7.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections

8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Pre-Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising which, if existing at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided, however, that supplements and amendments to Schedules 5.10, 5.11, 5.14, 5.15, 5,16 and
5.19  shall only have to be  delivered  at the  Pre-Closing  Date,  unless  such
Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless VPI and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a schedule prepared by VPI or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the schedules as amended or supplemented pursuant to this Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a schedule pursuant to
Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, VPI shall give the COMPANY notice promptly after it has knowledge thereof. If VPI and a majority of the Founding Companies consent to such amendment or supplement, but the COMPANY does not give its consent, the COMPANY may terminate this Agreement pursuant to Section 12.l(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and

VPI and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that VPI or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement. For purposes of this Section 7.8, consent to an amendment or supplement to a schedule pursuant to Section 7.8 of this Agreement or one of the Other Agreements shall have been deemed given by VPI or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested and so requested in the notice). The provisions of this Section 7.8 shall be contained in the Other Agreements executed in connection with the VPI Plan of Organization.

     7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and STOCKHOLDERS shall furnish or cause to be furnished to VPI and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDERS required for inclusion in, and will cooperate with VPI and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise VPI if, at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. VPI will give the COMPANY and the

STOCKHOLDERS an opportunity and a reasonable amount of time to review and comment on a substantially final draft of the Registration Statement prior to filing, and with respect to all amendments thereto, VPI will give the COMPANY and STOCKHOLDERS an opportunity to review and comment on those portions of such amendments that relate to the COMPANY. Insofar as the information contained in the Registration Statement relates solely to the COMPANY or the STOCKHOLDERS, as of the effective date of the Registration Statement the COMPANY represents and warrants as to such information with respect to itself, and each STOCKHOLDER represents and warrants, as to such information with respect to the COMPANY and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and that the STOCKHOLDERS and the COMPANY have had the opportunity to review and approve such information. If, prior to the 25th day after the date of the final prospectus of VPI utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of the COMPANY or the STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to VPI. However, subject to the provisions of
Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of VPI, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of STOCKHOLDERS at the date of this Agreement and on the Pre-Closing Date and on the Closing Date, contained in this Agreement (including the Schedules and Annexes hereto) shall be a precondition to the consummation of this transaction.

     7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Closing Date, and VPI shall have had sufficient time to review the unaudited consolidated balance sheets of the

COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. For the fiscal quarter ending March 31, 1998, such financial statements shall be delivered to VPI on or before April 21, 1998, unless the Closing Date shall have occurred on or before April 21, 1998. Except as set forth on Schedule 7.10, such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated thereon and shall be for such dates and time periods as required by Regulation S-X under the 1933 Act and the 1934 Act.

     7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

     7.12 AUTHORIZED CAPITAL. VPI shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the VPI Stock.

     7.13 BEST EFFORTS TO CONSUMMATE TRANSACTION. VPI agrees to use its commercially reasonable best efforts to effectuate the acquisition of the businesses of the Founding Companies pursuant to the Other Agreements, and the IPO. Between the date hereof and the Closing Date, VPI agrees that it will take no action except such actions which are in furtherance of the business of VPI as described in the Registration Statement. In connection with the closings of the transactions under the Other Agreements, VPI agrees that it will not waive any closing condition under any Other Agreement that would result in a Material Adverse Effect to VPI.

     7.14 SECTION 85 ELECTIONS. Each of the STOCKHOLDERS and NEWCO hereby agrees to jointly elect in the prescribed form and within the prescribed time elections under subsection 85(l) of the Income Tax Act (Canada) at the respective amounts selected by each STOCKHOLDER to be the proceeds of disposition and the cost of the COMPANY Stock sold hereunder.

     7.15 BRITISH COLUMBIA SECURITIES CONSENTS. VPI and NEWCO shall use their commercially reasonable best efforts to obtain all necessary rulings, orders or consents of the British Columbia Securities Commission (the "Securities Consents") to permit the consummation of the transactions contemplated herein, including without limitation, the acquisition and disposition of the Dividend Access Shares and the rights of exchange contained therein, the acquisition of the VPI Stock, and the disposition of the VPI Stock in circumstances substantially the same as all other stockholders of the Other Founding Companies, all in compliance with applicable United States and Canadian securities laws.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

     The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Pre-Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date of all of the following conditions. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the conditions set forth in Sections 8.2, 8.3, 8.8 and
8.9. From and after the Pre-Closing Date or, with respect to the conditions set forth in Sections 8.2, 8.3, 8.8 and 8.9, from and after the Closing Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of VPI and NEWCO contained in Section 6 hereof:

     8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of VPI and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Pre-Closing

Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Pre-Closing Date and signed by the President or any Vice President of VPI shall have been delivered to the STOCKHOLDERS.

     8.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by VPI and NEWCO on or before the Pre-Closing Date and the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Pre-Closing Date and the Closing Date and signed by the President or any Vice President of VPI shall have been delivered to the STOCKHOLDERS.

     8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

     8.4 OPINION OF COUNSEL. The COMPANY and the Underwriters shall have received a corporate opinion letter from counsel for VPI, dated the Pre-Closing Date, in the form annexed hereto as Annex VI.

     8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of VPI Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III.

     8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made, and all consents and approvals of third parties listed on Schedule 6.9 shall have been obtained.

     8.7 GOOD STANDING CERTIFICATES. VPI and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Pre-Closing Date, duly issued by the Delaware Secretary of State and in each state or province in which VPI or NEWCO is authorized to do business, showing that each of VPI and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for VPI and NEWCO, respectively, for all periods prior to the Pre-Closing Date have been filed and paid.

     8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to VPI or NEWCO which would constitute a Material Adverse Effect, and VPI and/or NEWCO shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of VPI and/or NEWCO to conduct its business.

     8.9 CLOSING OF IPO. The closing of the sale of the VPI Stock to the Underwriters in the IPO and the acquisitions of at least eight of the Other Founding Companies with aggregate earnings before taxes of at least $8 million for the 12-month period ended December 31, 1997, pursuant to the Other Agreements shall have occurred simultaneously with the Closing Date hereunder.

     8.10 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Pre-Closing Date and signed by the secretary of VPI and of NEWCO, certifying the truth and correctness of attached copies of VPI's and NEWCO's respective Certificates of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of VPI and NEWCO approving VPI's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby. Such certificate or certificates also shall be addressed to the Underwriters and copies thereof shall be delivered to the Underwriters.

     8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 8.11 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

     8.12 DIRECTORS AND OFFICERS INSURANCE. VPI shall have obtained Directors and Officers liability insurance in amounts that are customary and commercially reasonable.

     8.13 STOCK OPTIONS. VPI shall have established a stock option plan pursuant to which 6% of the outstanding shares of VPI will be made available for issuance by the Founding Companies to their employees on a pro rata basis based upon the respective consideration amounts paid by VPI under this Agreement and the Other Agreements. The exercise price of all options granted under such stock option plan as of the Closing Date will be the price per share of VPI Stock in the IPO, and all such options shall vest in four equal installments commencing on the first anniversary of the Closing Date and on each of the three anniversaries thereafter. The terms set forth in the preceding sentence and all other terms of the options shall be no less favorable than the options made available to the Other Founding Companies.

     8.14 SUPPORT AGREEMENT AND TRUST AGREEMENT. The Support Agreement attached as Exhibit B of Annex I hereto and the Trust Agreement attached as Exhibit C of Annex I hereto shall have been executed and delivered by VPI, NEWCO and, where applicable, the trustee under the Trust Agreement .

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF VPI AND NEWCO

     The obligations of VPI and NEWCO with respect to actions to be taken on the Pre-Closing Date are subject to the satisfaction or waiver on or prior to the Pre-Closing Date of all of the following conditions. The obligations of VPI and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the conditions set forth in Sections 9.2, 9.3, 9.5 and 9.13. From and after the Pre-Closing Date or, with respect to the conditions set forth in Sections 9.2, 9.3, 9.5 and 9.13, from and after the Closing Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY contained in
Section 5 hereof.

     9.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Pre-Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and the STOCKHOLDERS shall have delivered to VPI certificates dated the Pre-Closing Date and signed by them to such effect.

     9.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Pre-Closing Date or the Closing Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to VPI certificates dated the Pre-Closing Date and the Closing Date, respectively, and signed by them to such effect.

     9.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of VPI as a result of which the management of VPI deems it inadvisable to proceed with the transactions hereunder.

     9.4 SECRETARY'S CERTIFICATE. VPI shall have received a certificate, dated the Pre-Closing Date and signed by the secretary or an assistant secretary of the COMPANY, certifying the truth and correctness of attached copies of the Charter Documents and resolutions of the board of directors and the STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby. Such certificate also shall be addressed to the Underwriters and a copy thereof shall be delivered to the Underwriters.

     9.5 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.


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

     9.6 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to VPI an instrument dated the Pre-Closing Date releasing the COMPANY and VPI from (i) any and all claims of the STOCKHOLDERS against the COMPANY and VPI and (ii) obligations of the COMPANY and VPI to the STOCKHOLDERS, except for (x) items specifically identified on Schedules 5.10, 5.11 and 5.16 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to the STOCKHOLDERS relating to their employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

     9.7  TERMINATION  OF  RELATED  PARTY  AGREEMENTS.  Except  as set  forth on
Schedule 9.7, all existing agreements between the COMPANY and the STOCKHOLDERS not reflecting fair market terms shall have been canceled effective prior to or as of the Closing Date.

     9.8 OPINION OF COUNSEL. VPI shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDERS, dated the Pre-Closing Date, substantially in the form annexed hereto as Annex VII, and the Underwriters shall have received a copy of the same opinion addressed to them.

     9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 5.24 shall have been obtained.

     9.10 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to VPI a certificate, dated as of a date no earlier than ten days prior to the Pre-Closing Date, duly issued by the appropriate governmental authority in the COMPANY's province of incorporation and, unless waived by VPI, in each province in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all province franchise (if any) and/or income tax returns and taxes for the COMPANY for all periods prior to the Pre-Closing have been filed and paid.


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

     9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

     9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 8.11 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

     9.13 CLOSING OF IPO. The closing of the sale of the VPI Stock to the Underwriters in the IPO and the acquisitions of at least eight of the Other Founding Companies with aggregate earnings before taxes of at least $8 million for the 12-month period ended December 31, 1997, pursuant to the Other Agreements shall have occurred simultaneously with the Closing Date hereunder.

     9.14 INTENTIONALLY DELETED.

     9.15 INSURANCE. VPI shall have been named as an additional insured on all insurance policies of the COMPANY, and certificates of insurance to that effect shall have been delivered to VPI. VPI shall reimburse the COMPANY for the incremental cost of having VPI so named as an additional insured.

     9.16 LOCKUP AGREEMENT. Each of the COMPANY and the STOCKHOLDERS shall have signed an agreement with the Underwriters, in form and substance identical to agreements signed by the Other Founding Companies and the Founding Stockholders in connection with the Other Agreements, by which the STOCKHOLDERS covenant to hold all of the VPI Stock acquired hereunder for a period of at least 180 days after the Closing Date except for transfers to immediate family members, and trusts for the benefit of STOCKHOLDERS and/or immediate family members, who agree to be bound by such restrictions on transfer.



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

10.  COVENANTS OF VPI AND THE STOCKHOLDERS AFTER CLOSING

     10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. VPI shall use its best efforts to have the STOCKHOLDERS released, contemporaneously with the Closing Date, from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by VPI. In the event that VPI cannot obtain such releases from the lenders of any such guaranteed indebtedness on the Closing Date, VPI shall repay all indebtedness of the COMPANY relating to such personal guarantees within 60 days after the Closing Date. VPI shall indemnify and hold harmless the STOCKHOLDERS from the payment of any guaranties on any indebtedness or contractual obligations that the STOCKHOLDERS had incurred prior to the Pre-Closing Date provided that such indebtedness or obligations are related to the business of the COMPANY as being conducted at the Pre-Closing Date.

     10.2 INTENTIONALLY DELETED.

     10.3 PREPARATION AND FILING OF TAX RETURNS

                  (i) The COMPANY shall, if possible, file or cause to be filed all separate Tax Returns of any Acquired Party for all taxable periods that end on or before the Closing Date. All such Tax Returns shall have set forth all material items required to be set forth therein and shall have been prepared in compliance with applicable laws and shall be true, correct and complete in all material respects. Each STOCKHOLDER shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements and books and records) required to be shown by such Tax Returns to be due.

                  (ii) VPI shall file or cause to be filed all consolidated Tax Returns of, or that include, any Acquired Party for all taxable periods ending after the Closing Date. VPI shall pay or cause to be paid all Tax liabilities (in excess of amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the VPI Financial Statements and books and records) required to be shown by such Tax Returns to be due.

                  (iii) Each party hereto shall, and shall cause its subsidiaries and component members of a controlled group of corporations including the COMPANY, as defined in Section 1563 of the Code, to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

     10.4 APPOINTMENT OF DIRECTORS. The STOCKHOLDERS hereby designate Patrick McCurdy to serve as a director of VPI effective as of the Closing Date. Representatives of the Founding Companies shall constitute a majority of the directors of VPI immediately following the Closing Date.

     10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Closing Date, VPI shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as VPI is able to replace such plan with a plan that is applicable to VPI and all of its then existing subsidiaries. VPI shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, except as may be required by ERISA or other applicable law; provided, however, that any new health insurance plan shall provide for coverage for preexisting



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

conditions for employees of the COMPANY who were covered by the COMPANY's health insurance plan immediately prior to the Closing Date or as otherwise required by law.

     10.6 MAINTENANCE OF BOOKS. VPI will cause the COMPANY (a) to maintain the books and records of the COMPANY existing prior to the Pre-Closing Date for a period of six years after the Pre-Closing Date and (b) to make such books and records available to the STOCKHOLDERS for any reasonable purpose.

     10.7 LIQUIDATION. Each of VPI and NEWCO covenant and agree that it will not liquidate NEWCO, or terminate the Support Agreement or the Exchange Trust Agreement, until the earlier of (i) the tenth anniversary of the Closing Date and (ii) the point in time at which no Dividend Access Shares are outstanding.

11.  INDEMNIFICATION

     The STOCKHOLDERS, VPI and NEWCO each make the following covenants that are applicable to them, respectively:

     11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless VPI, NEWCO and the COMPANY at all times, from and after the date of this Agreement until the Expiration Date, from and against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by VPI, NEWCO or the COMPANY as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating solely to the COMPANY or the STOCKHOLDERS, and



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

provided to VPI or its counsel by the COMPANY or the STOCKHOLDERS, contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating solely to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, or (iv) the matters described on
Schedule 11.1(iv) (relating to specifically identified matters such as ongoing claims and/or litigation), which Schedule shall be prepared by VPI, provided, however, (A) that in the case of any indemnity arising pursuant to clause (iii) such indemnity shall not inure to the benefit of VPI, NEWCO or the COMPANY to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to VPI counsel and to VPI for inclusion in the final prospectus, and such information was not so included or properly delivered, and (B) that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER.

     11.2 INDEMNIFICATION BY VPI. VPI covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by VPI or NEWCO of their representations and warranties set forth herein or on the Schedules or certificates attached hereto, (ii) any breach of any agreement on the part of VPI or NEWCO under this Agreement, (iii) any liabilities which the STOCKHOLDERS may incur due to VPI's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that VPI or NEWCO has claims against the STOCKHOLDERS under Section 11.1 hereof by reason of



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

     such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to VPI, NEWCO or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to VPI or NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, or (v) the matters described on Schedule 11.2(v) (relating to specifically identified matters including the release of the guarantees pursuant to Section 10.1 hereof).

     11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle (subject to the consent of the Indemnified Party, as hereinafter provided), at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the


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

same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. Further, absent a conflict, the Indemnified Party may select counsel and have such counsel participate in such matter at the sole cost of the Indemnified Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested in writing by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim in which no admission of wrongdoing is required of the Indemnified Party and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees



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

in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

     11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party relating to this Agreement or the preparation of the Registration Statement and the IPO, provided, however, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. The obligations set forth herein are contingent upon similar obligations being incorporated in all of the Other Agreements.

     11.5 LIMITATIONS ON INDEMNIFICATION. VPI, NEWCO and the other persons or entities indemnified pursuant to Section 11.1 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the STOCKHOLDERS shall exceed 2.0% of the sum of (i) the cash paid to the STOCKHOLDERS and (ii) the value of the VPI Stock delivered to the STOCKHOLDERS (the "Indemnification Threshold"), provided, however, that VPI, NEWCO and the other persons or entities indemnified pursuant to Section 11.1 may assert and shall be indemnified for any claim under Section 11.l(iv) at any time, regardless of whether the aggregate of all claims which such persons may have against the STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(iv) shall not be counted towards the Indemnification Threshold. The STOCKHOLDERS shall not assert any claim for indemnification hereunder against VPI or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDERS may have against VPI and NEWCO shall exceed $50,000, provided, however, that the STOCKHOLDERS and the other persons or entities indemnified pursuant to Section 11.2 may assert and shall be indemnified for any claim under
Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against any of VPI and NEWCO exceeds $50,000, it being understood that the amount of any such claim under Section

11.2(v) shall not be counted towards such $50,000 amount. No person shall be entitled to indemnification under this Section 11 if and to the extent that: (a) such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement; or (b) such person receives a tax benefit as a result of the claim or loss for which indemnification is sought (i.e., the amount of such claim or loss for which indemnification is provided hereunder shall be reduced by the amount of such tax benefit).

     Notwithstanding any other term of this Agreement (except the proviso to this sentence), no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with the transactions contemplated hereby, provided that a STOCKHOLDER's indemnification obligations pursuant to Section 11.1(iv) shall not be limited. Indemnity obligations hereunder may be satisfied through the payment of cash or the delivery of VPI Stock, or a combination thereof, at the STOCKHOLDER's election. For purposes of calculating the value of the VPI Stock received or delivered by a STOCKHOLDER (for purposes of determining the Indemnification Threshold, the limitation on indemnity set forth in the second preceding sentence and the amount of any indemnity paid), VPI Stock shall be valued at its initial public offering price as set forth in the Registration Statement. Any indemnification payment made by the STOCKHOLDERS pursuant to this
Section 11 shall be deemed to be a reduction in the consideration received by the STOCKHOLDERS pursuant to Section 3.

12.  TERMINATION OF AGREEMENT

     12.1 TERMINATION. This Agreement may be terminated by written notice from the party asserting termination to the other parties at any time prior to the Closing Date solely:

     (i) by mutual consent of the boards of directors of VPI and the COMPANY;

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

     (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by VPI (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by June 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

     (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by VPI, on the other hand, if a breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein (including but not limited to the condition that the aggregate value of the cash and the number of shares of Restricted Common Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III), which breach or default has a Material Adverse Effect, and the curing of such default shall not have been made on or before the Closing Date;

     (iv) pursuant to Section 7.8 hereof; or

     (v) pursuant to Section 4 hereof.

     12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section 7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses relating to the transactions contemplated hereby. No party hereto shall be liable to any other party if the Agreement is terminated under Sections 12.1(i), (ii) (except as set forth therein), (iv) or
(v), provided, however (and notwithstanding anything in Section 18.7 to the contrary), that VPI shall reimburse the COMPANY for the reasonable out of pocket fees and expenses of its attorneys and accountants incurred in connection with the transactions contemplated by this Agreement in the event that this Agreement is terminated by the COMPANY or the STOCKHOLDERS pursuant to Section 12.1(iii); and further provided,



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

however (and notwithstanding anything in Section 18.7 to the contrary), that the COMPANY and the STOCKHOLDERS shall reimburse VPI for the reasonable out of pocket fees and expenses of its attorneys and accountants incurred in connection with the transactions contemplated by this Agreement (but excluding the transactions contemplated by the Other Agreements) in the event that this Agreement is terminated by VPI pursuant to Section 12.1(iii).

13.  NONCOMPETITION

     13.1 PROHIBITED ACTIVITIES. Provided that VPI shall have complied with and performed all of its obligations hereunder in all material respects and the STOCKHOLDERS shall have received payment in full of the consideration described in Section 3, each of the STOCKHOLDERS shall not, during the Noncompetition Period, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (i) engage,  as an officer,  director,  shareholder,  owner,  partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any residential property management, rental or sales business or hotel management business in direct competition with VPI or any of its subsidiaries, within 100 miles of Whistler, British Columbia, and the other locations in which VPI or the COMPANY, or any of their subsidiaries, conduct a residential property management, rental or sales business or hotel management business (the "Territory");

          (ii) call upon any person who is, at that time, within the Territory, an employee of VPI (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of VPI (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

          (iii) call upon any person or entity which is at that time, or which has been, within one (l) year prior to that time, a customer of VPI (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of providing residential property management, rental or sales services or hotel management services to property owners and/or renters in direct competition with VPI within the Territory;

          (iv) call upon any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any competitor in the residential property management, rental or sales business or hotel management business, which candidate, to the actual knowledge of such STOCKHOLDER after due inquiry, was called upon by VPI (including the subsidiaries thereof) or for which, to the actual knowledge of such STOCKHOLDER after due inquiry, VPI (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, unless VPI (or any subsidiary thereof) has expressly declined to pursue such acquisition candidate or at least one (1) year has elapsed since VPI (or any subsidiary thereof) has taken any action with respect to pursuing such acquisition candidate; or

          (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the types of persons to whom disclosure is then presently contemplated for valid business reasons.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from (A) acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter or (B) engaging in business as a real estate broker, other than as an employee of the COMPANY while employed by the COMPANY, in any location other than Nantucket Island after any termination of STOCKHOLDER'S employment with the COMPANY.

     13.2 DAMAGES. Because of the difficulty of measuring economic losses to VPI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to VPI for which it would have no other adequate remedy, each STOCKHOLDER agrees that



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

the foregoing covenant may be enforced by VPI in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

     13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of VPI (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of VPI (including VPI's subsidiaries); but it is also the intent of VPI and the STOCKHOLDERS that such covenants be construed and enforced in accordance with the changing locations of VPI (including VPI's other subsidiaries) from the date hereof through the Noncompetition Period. For example, if, during the Noncompetition Period, VPI (including VPI's other subsidiaries) establishes new locations for its current activities or business in addition to the locations currently established therefor, then the STOCKHOLDERS will be precluded from soliciting customers or employees from such new location and from directly competing within 100 miles of such new location(s) through the term of the Noncompetition Period.

     It is further  agreed by the  parties  hereto  that,  in the event that any
STOCKHOLDER  shall  enter  into a business  or pursue  other  activities  not in competition with VPI (including VPI's other subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of Section 13.1, and in any event such new business, activities or location are not in violation of this Section 13 or of such STOCKHOLDER's obligations under this Section 13, if any, such STOCKHOLDER shall not be chargeable with a violation of this Section 13 if VPI (including VPI's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities, or (iii) location, as applicable.

     13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such



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

restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     13.5 INDEPENDENT COVENANT. Subject to the introductory clause of Section 13.1, all of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against VPI (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by VPI of such covenants. It is specifically agreed that the Noncompetition Period, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which a court of competent jurisdiction or other arbitrator or mediator has determined that such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall have no effect if the transactions contemplated by this Agreement are not consummated.

     13.6 MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that the covenants in this Section 13 are a material and substantial part of this transaction.

     13.7 LIMITATION. In the event that any STOCKHOLDER who is employed by VPI or the COMPANY pursuant to an employment agreement is terminated without cause (as defined in such employment agreement), notwithstanding the definition of "Noncompetition Period" in Section 18.17, the provisions of this Section 13 shall not be valid or enforceable by VPI if such STOCKHOLDER waives the STOCKHOLDER's right to receive severance compensation under such employment agreement. In the event such employment agreement is terminated as a result of a material breach by the COMPANY of the employment agreement, the provisions of this Section 13 likewise shall not be valid or enforceable.


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

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or VPI, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or VPI's respective businesses. The STOCKHOLDERS agree that they shall not use, except in connection with the transactions contemplated hereby, or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except disclosures (a) to authorized representatives of VPI, (b) following the Closing, by the STOCKHOLDERS as is required in the course of performing their duties for VPI or NEWCO and (c) to counsel and other advisors, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information is or becomes known to the public generally or to businesses operating in the residential property management, rental or sales industry through no fault of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, however, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give two days' prior written notice thereof to VPI and provide VPI with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section, VPI shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting VPI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.


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



     14.2 VPI AND NEWCO. VPI and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. VPI and NEWCO agree that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not use, except in connection with the transactions contemplated hereby, or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except disclosures (a) to authorized representatives of the COMPANY, (b) to counsel and other advisors; provided, however, that such advisors (other than counsel) agree to the confidentiality provisions of this
Section 14.2 and (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of VPI or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law; provided, however, that prior to disclosing any information pursuant to this clause (ii), VPI and NEWCO shall, unless otherwise required by law or such order, give two days' prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. VPI will disclose confidential information relating to the COMPANY to the Other Founding Companies only if such companies have agreed, in advance, to treat such information as confidential. In the event of a breach or threatened breach by VPI or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining VPI and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for as such breach or threatened breach, including the recovery of damages.

     14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and


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



irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of three years from (a) the Closing Date if the transactions contemplated hereby are consummated or (b) the date hereof if the transactions contemplated hereby are not consummated.

     14.5 RETURN OF DATA SUBMITTED. Upon termination of this Agreement for any reason, VPI will cause the return to the COMPANY of all data, and all copies thereof, submitted to VPI or its agents pursuant to this Agreement.

15.  TRANSFER RESTRICTIONS

     15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree), for a period of one year after the Closing Date, except pursuant to Section 17 hereof, none of the STOCKHOLDERS shall sell, assign, exchange, transfer, distribute or otherwise dispose of any shares of VPI Stock received by the STOCKHOLDERS pursuant to Section 2. The certificates evidencing the Restricted Common Stock delivered to the STOCKHOLDERS pursuant to Section 2 of this Agreement shall bear a legend substantially in the form set forth below and containing such other information as VPI may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [first anniversary of Closing Date]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.


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



     15.2 CERTAIN TRANSFERS. Except for transfers to family members who agree to be bound by the restrictions set forth in Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree) and except pursuant to Section 17 hereof, regardless of whether transfers of such shares are restricted pursuant to the terms of this Agreement, during the two-year period commencing on the Closing Date, the STOCKHOLDERS shall not sell, assign, exchange, transfer, distribute or otherwise dispose of, in any transaction or series of transactions involving more than 5,000 shares (a "Future Sale"), any shares of VPI Stock received by the STOCKHOLDERS pursuant to
Section 2 except in accordance with this Section 15.2. If any STOCKHOLDER desires to make a Future Sale, the STOCKHOLDER shall first provide written notice thereof to VPI. VPI shall have three (3) days after receipt of such notice by VPI in which to arrange for a private sale of such shares through one or more of the Underwriters, and such STOCKHOLDER may not make the Future Sale except pursuant to such arrangements; provided, however, that the terms of such sale (including commissions) are at least as favorable as the terms the STOCKHOLDER would have received in the absence of this Section 15.2. If VPI has not successfully arranged for a private sale of such shares through one or more the Underwriters within such three (3) day period, the restrictions of this
Section 15.2 shall not apply to such Future Sale. Any subsequent Future Sales by such STOCKHOLDER must be made in accordance with this Section 15.2. The terms of this Section 15.2 shall not apply to pledges of shares of VPI Stock.

16.  SECURITIES LAW REPRESENTATIONS

     The STOCKHOLDERS acknowledge that the shares of VPI Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act and without compliance with the Securities Act (British Columbia). The VPI Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling



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



     or otherwise disposing of it in connection with a distribution. The STOCKHOLDERS acknowledge that VPI and NEWCO are not now, and may never become, reporting issuers in the Province of British Columbia, and as a result, the Dividend Access Shares and the VPI Stock will be issued either pursuant to a statutory exemption, or an order of the British Columbia Securities Commission granting an exemption, from the prospectus and registration requirements contained in the Securities Act and thereafter may be subject to indefinite resale restrictions and may not be resold except pursuant to an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) or an order of the British Columbia Securities Commission, if any. In the event that the Closing occurs without the requisite order of the British Columbia Securities Commission granting VPI or NEWCO the right to issue the VPI Stock to the STOCKHOLDERS without the requirement to file a prospectus under the Securities Act (British Columbia), the STOCKHOLDERS covenant and agree (I) not to exercise any of the rights attached to the Dividend Access Shares to obtain VPI Stock unless the issue and delivery of the VPI Stock can be effected pursuant to an exemption from the prospectus and registration requirements of the Securities Act (British Columbia) and (ii) not to sell or otherwise dispose of any of the Dividend Access Shares unless the transferee has provided a similar acknowledgment and covenant to VPI and NEWCO.

     16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS covenant, warrant and represent that none of the shares of VPI Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act, the rules and regulations of the SEC and applicable state and provincial securities laws. All of the VPI Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:



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



THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND OTHER APPLICABLE SECURITIES LAWS.

     16.2 ECONOMIC RISK; SOPHISTICATION. Each of the STOCKHOLDERS is able to bear the economic risk of an investment in the VPI Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment in the VPI Stock. The STOCKHOLDERS have had an adequate opportunity to ask questions and receive answers from the officers of VPI concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of VPI, the plans for the operations of the business of VPI, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. The STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.  REGISTRATION RIGHTS

     17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing Date, whenever VPI proposes to register any VPI Stock for its own or others' account under the 1933 Act, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by VPI and (ii) registrations relating to employee benefit plans, VPI shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within 30 days after receipt of such notice, VPI shall cause to be included in such registration all of the VPI Stock into which the Dividend Access Shares are exchangeable issued to such STOCKHOLDER pursuant to this Agreement which any such STOCKHOLDER requests, provided that VPI shall have the right to reduce the number of shares



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



included in such registration to the extent that inclusion of such shares could, in the reasonable opinion of tax counsel to VPI or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as an exchange pursuant to which gain is not recognized under Section 351(a) of the Code. In addition, if VPI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 17.1 that the number of shares to be sold by persons other than VPI is greater than the number of such shares which can be offered without adversely affecting the offering, VPI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares desired to be sold by such person) to a number deemed satisfactory by such managing underwriter, provided, however, that for each such offering made by VPI after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than VPI, the STOCKHOLDERS and the stockholders of the Other
Founding Companies who receive shares of VPI Stock pursuant to the Other Agreements (collectively, the STOCKHOLDERS and the stockholders of the other Founding Companies who receive shares of VPI Stock pursuant to the Other Agreements being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders on a pro rata basis based on the number of shares proposed to be registered by each of the Founding Stockholders.

     17.2 DEMAND REGISTRATION RIGHTS. At any time after the date two years after the Closing Date, the Holders of a majority of the shares of VPI Stock into which the Dividend Access Shares are exchangeable pursuant to this Agreement and the VPI Stock issued pursuant to the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing (the "Demand Registration Request") that VPI file a registration statement under the 1933 Act covering the registration of up to all of the shares of VPI Stock into which the Dividend Access Shares are exchangeable pursuant to this Agreement and the VPI Stock issued



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



pursuant to the Other Agreements then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of the Demand Registration Request, VPI shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after the Demand Registration Request, file and use its best efforts to cause to become effective a registration statement covering all shares requested to be registered pursuant to this Section 17.2. VPI shall be obligated to effect only one Demand Registration for all Founding Stockholders.

     Notwithstanding the foregoing paragraph, following the Demand Registration Request a majority of VPI's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 60-day period if such deferral is deemed by such directors to be in the best interests of VPI.

     If immediately prior to the Demand Registration Request VPI has fixed plans to file within 60 days after receipt of the Demand Registration Request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' VPI Stock or VPI Stock into which the Dividend Access Shares are exchangeable shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless VPI is no longer proceeding diligently to effect such registration (in which case the delay contemplated by this sentence would not be applicable); provided that VPI shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

     17.3 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by VPI. In connection with registrations under Sections 17.1 and 17.2, VPI shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the VPI Stock and the VPI Stock into which the Dividend Access Shares are exchangeable and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 45


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



days (or such shorter period during which the Founding Stockholders shall have sold all VPI Stock and the VPI Stock into which the Dividend Access Shares are exchangeable which they requested to be registered); (ii) use its best efforts to register and qualify the VPI Stock and the VPI Stock into which the Dividend Access Shares are exchangeable covered by such registration statement under applicable state securities laws as the Holders shall reasonably request for the distribution for the VPI Stock and the VPI Stock into which the Dividend Access Shares are exchangeable; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder to enable the Founding Stockholders to sell their shares pursuant thereto.

     17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, VPI and each participating Holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions (including indemnification provisions) as are customary in the securities business for such an arrangement between such managing underwriters and companies of VPI's size and investment stature.

     17.5 AVAILABILITY OF RULE 144. VPI shall not be obligated to register shares of VPI Stock into which the Dividend Access Shares are exchangeable at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER with respect to such VPI Stock.

     17.6 REGISTRATION RIGHTS INDEMNIFICATION.

     (a) Indemnification by VPI. In the event any shares of VPI Stock into which the Dividend Access Shares are exchangeable pursuant to this Agreement (the "Registrable Securities") are included in a registration statement under this
Section 17, to the extent permitted by law, VPI will, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by such registration statement, its directors, officers, agents, attorneys, each other Person who participates as an underwriter in the offering or sale of such securities and each



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

other Person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and VPI will reimburse such seller and each such director, officer, underwriter and controlling Person for any expenses (including but not limited to reasonable attorneys' fees) reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that VPI shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to VPI by such seller expressly for use in the preparation thereof, and provided further that VPI shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of



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

Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

     (b) Indemnification by Sellers. If any Registrable Securities are included in any registration statement filed pursuant to this Section 17, each prospective seller of such securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 17.6) each underwriter, each Person who controls such underwriter within the meaning of the 1933 Act, VPI, each director of VPI, each officer of VPI, VPI's agents and attorneys and each other Person, if any, who controls VPI within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to VPI by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, VPI or any such director, officer or



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controlling  Person and shall  survive the transfer of such  securities  by such seller. In no event shall the liability of any selling holder of Registrable Securities under this Section 17.6(b) be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 17.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 17.6, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 17.6 (with appropriate modifications) shall be given by VPI and each



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seller of Registrable  Securities  with respect to any required  registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the 1933 Act.

     (e) Indemnification  Payments. The indemnification required by this Section
17.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Contribution. If the indemnification provided for in this Section 17.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 17.6(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 17.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately



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

preceding paragraph. Notwithstanding the provisions of this Section 17.6(f), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason on such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 17.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 17.6(a) through Section 17.6(e) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 17.6(f).

18.  GENERAL

     18.1 PRESS RELEASES. The parties hereto acknowledge that public disclosure of this Agreement and/or any information regarding the transactions contemplated hereby or the Other Agreements may adversely affect the ability of the parties hereto and to the Other Agreements to consummate the transactions contemplated hereby and by the Other Agreements. VPI, the COMPANY, and the STOCKHOLDERS hereby agree that they shall not issue any press release or otherwise make any public announcement (including communications with trade publications and other media), or disclose information to any third party (except those agents or representatives of a party directly involved in the transactions contemplated hereby and except as required by law) concerning



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

VPI, the Founding Companies or the transactions contemplated hereby or by the Other Agreements without the prior approval of VPI, the COMPANY and the STOCKHOLDERS.

     18.2 COOPERATION. The COMPANY, the STOCKHOLDERS, VPI and NEWCO shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY shall cooperate and use its reasonable efforts to have the present officers, directors and the employees of the COMPANY cooperate with VPI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     18.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of VPI, and the heirs and legal representatives of the STOCKHOLDERS. Nothing in this Agreement shall be deemed to create any right with respect to any person or entity not a party to or property not subject to this Agreement.

     18.4 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and VPI and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including but not limited to any letter of intent entered into by any of the parties hereto. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and VPI, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors.


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

     18.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     18.6 BROKERS AND AGENTS. Except as disclosed on Schedule 18.6, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     18.7 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, VPI will pay the fees, expenses and disbursements of VPI and NEWCO and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by VPI under this Agreement, including the fees and expenses of Arthur Andersen, LLP (including such fees and expenses in connection with the audit of the COMPANY's financial statements),
Akin, Gump, Strauss, Hauer & Feld, L.L.P., and any other person or entity retained by VPI, and the costs of preparing the Registration Statement. The STOCKHOLDERS shall pay the fees, expenses and disbursements of the STOCKHOLDERS, the COMPANY and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the COMPANY and the STOCKHOLDERS under this Agreement, including the fees and expenses of accountants and legal counsel to the COMPANY and the STOCKHOLDERS. Notwithstanding the foregoing, if the transactions contemplated by this
Agreement are consummated, VPI shall reimburse the STOCKHOLDERS for such reasonable fees, expenses and disbursements upon the closing of the IPO up to US$50,000. In addition, each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the transactions contemplated hereby, other than



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

Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he or she, and not the COMPANY or VPI, shall pay all taxes due upon receipt of the consideration payable pursuant to Section 3 hereof, and shall assume all tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby; provided, however, that the foregoing shall not in any way prejudice the ability of the STOCKHOLDERS and the COMPANY to rely upon the opinions contained in the tax opinion letter referenced in Annex VI.

     18.8 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given (i) by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by delivering the same in person to an officer or agent of such party or (iii) by facsimile transmission when confirmation of receipt is received from the party being notified by the party sending such notice.

     (a) If to VPI, or NEWCO, addressed to them at:

                Vacation Properties International, Inc.
                c/o Capstone Partners, LLC
                9 East 53rd Street
                New York, New York  10022
                Facsimile no.: (212) 688-8209
                Attention:  Leonard A. Potter

          with copies to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                1333 New Hampshire Avenue, N.W.
                Suite 400
                Washington, D.C.  20036
                Facsimile no.: (202) 887-4288
                Attention:  Bruce S. Mendelsohn

     (b) If to the STOCKHOLDERS, addressed to them at their respective addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex IV;


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

     (c) If to the COMPANY, addressed to it at:

                Whistler Chalets Limited
                4368 Main Street
                Suite 216
                Whistler, British Columbia
                Canada V0N 1B4
                Facsimile no.: (604) 938-6622
                Attention: Patrick McCurdy
                and marked "Personal and Confidential"

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.8 from time to time.

     18.9 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

     18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     18.11 TIME. Time is of the essence with respect to this Agreement.

     18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     18.13 REMEDIES CUMULATIVE. Except to the extent specifically set forth herein, no right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of VPI, NEWCO, the COMPANY and STOCKHOLDERS (as defined in the introductory paragraph of this Agreement) who will hold or who hold at least 50% of the Dividend Access Shares issued or to be issued to the STOCKHOLDERS upon consummation of the transactions contemplated hereby. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving Dividend Access Shares in connection with the transactions contemplated hereby and each future holder of such Dividend Access Shares.

     18.16 INCORPORATION BY REFERENCE. To the extent that an item is disclosed in a particular Schedule or a subsection of a particular Schedule and such item is readily apparent on its face as being applicable to another Schedule or another subsection of the same Schedule, such item shall be deemed incorporated by reference in such Schedule or such other subsection under the same Schedule.

     18.17 DEFINED TERMS. Unless the context otherwise requires, capitalized terms used in this Agreement or in any Schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this
Agreement:

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Acquired Party" means the COMPANY, any Subsidiary and any member of a Relevant Group.

     "Acquisition Companies" shall mean NEWCO and each of the other Delaware companies wholly-owned by VPI prior to the Closing Date.

     "Affiliates" shall mean, with respect to a corporation, any other person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such corporation, and shall mean, with respect to an individual, any parent, spouse or child of such individual.

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "A/R Aging Reports" has the meaning set forth in Section 5.11.

     "Balance Sheet Date" has the meaning set forth in Section 5.9.

     "CBCA" has the meaning set forth in Section 2.2.

     "Charter Documents" has the meaning set forth in Section 5.1.

     "Closing" has the meaning set forth in Section 4.

     "Closing Date" has the meaning set forth in Section 4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

     "COMPANY Financial Statements" has the meaning set forth in Section 5.9.

     "COMPANY Stock" has the meaning set forth in Section 1.1.

     "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

     "Delaware GCL" has the meaning set forth in Section 1.5.

     "Demand Registration" has the meaning set forth in Section 17.2.

     "Environmental Laws" has the meaning set forth in Section 5.13.

     "ERISA" has the meaning set forth in Section 5.20.

     "Expiration Date" has the meaning set forth in Section 5(A).

     "Founding Companies" has the meaning set forth in the third recital of this Agreement.

     "Founding Stockholders" has the meaning set forth in Section 17.1.

     "Future Sale" has the meaning set forth in Section 15.2.

     "Indemnification Threshold" has the meaning set forth in Section 11.5.

     "Indemnified Party" has the meaning set forth in Section 11.3.

     "Indemnifying Party" has the meaning set forth in Section 11.3.

     "IPO" means the initial public offering of VPI Stock pursuant to the Registration Statement.

     "Material Adverse Effect" has the meaning set forth in Section 5.1.

     "Material Documents" has the meaning set forth in Section 5.24.

     "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

     "NEWCO STOCK" means the common stock, par value $.01 per share, of NEWCO.

     "Noncompetition Period" means the longest of the following periods: (i) three (3) years following the Closing Date; or (ii) (A) two (2) years following the date of termination of any employment agreement entered into between VPI and/or the COMPANY and the STOCKHOLDER subject to the Noncompetition Period or
(B) in the case of a termination without cause under such employment agreement of the STOCKHOLDER subject to the Noncompetition Period, one (1) year following the termination of such employment agreement.

     "Other Agreements" has the meaning set forth in the third recital of this Agreement.

     "Other Founding Companies" means all of the Founding Companies other than the COMPANY.

     "Person"   means  any  natural   person,   corporation,   business   trust,
association, company, partnership, limited liability company, joint venture or any other entity, government, agency or political subdivision.

     "Pension/Benefit Plans" has the meaning set forth in Section 5.20.

     "Pre-Closing" has the meaning set forth in Section 4.

     "Pre-Closing Date" has the meaning set forth in Section 4.

     "Pricing" means the date of determination by VPI and the Underwriters of the public offering price of the shares of VPI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Pre-Closing Date.

     "Registrable Securities" has the meaning set forth in Section 17.6.

     "Registration Statement" means that certain registration statement on Form S-1 covering the shares of VPI Stock to be issued in the IPO.

     "Relevant   Group"  means  the  COMPANY  and  any   affiliated,   combined,
consolidated, unitary or similar group of which the COMPANY is or was a member.

     "Restricted Common Stock" means the common stock of VPI, par value US$0.01 per share, having the restricted voting rights and such other rights, preferences, restrictions and limitations as are set forth in the Certificate of Incorporation, as amended, of VPI on the Closing Date.

     "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

     "SEC" means the United States Securities and Exchange Commission.

     "Statutory Liens" has the meaning set forth in Section 7.3.

     "stock" and "capital stock" and "shares" mean, when used with respect to a limited liability company unless the context otherwise requires, the membership interests of such limited liability company, and otherwise have their respective ordinary meanings.

     "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

     "stockholders" means, when used with respect to a corporation, the owners of the capital stock of such corporation and means, when used with respect to a limited liability company unless the context otherwise requires, the owners of the membership interests of such limited liability company.

     "Subsidiary" has the meaning set forth in Section 5.6.

     "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Tax Returns" has the meaning set forth in Section 5.23.

     "Territory" has the meaning set forth in Section 13.1.

     "Third Person" has the meaning set forth in Section 11.3.

     "Transfer Taxes" has the meaning set forth in Section 18.7.

     "VPI" has the meaning set forth in the first paragraph of this Agreement.

     "VPI Charter Documents" has the meaning set forth in Section 6.1.

     "VPI Financial Statements" has the meaning set forth in Section 6.6.

     "VPI Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

     "VPI Stock" means the common stock, par value US$.01 per share, of VPI.

     "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.



                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VACATION PROPERTIES INTERNATIONAL, INC.
WHISTLER CHALETS HOLDING CORP.

By:/s/ Leonard Potter
   --------------------------------
     Leonard Potter
     Vice President


WHISTLER CHALETS LIMITED

By:/s/ J. Patrick McCurdy
   --------------------------------
     J. Patrick McCurdy
     President


STOCKHOLDERS:

/s/ J. Patrick McCurdy
-----------------------------------
J. Patrick McCurdy